                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 THE ST. PAUL COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
[LOGO]

THE ST. PAUL COMPANIES, INC.
385 Washington Street, St. Paul, MN 55102
Telephone (651) 310-7911

                                                                  March 24, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of your Company. The meeting will be held on Tuesday, May 2, 2000, at 2:00 P.M. (Central Daylight Time) at the office of the Company, 385 Washington Street, St. Paul, Minnesota. On the following pages you will find the Notice of Annual Meeting and the Proxy Statement. Please read them carefully.

This year, in addition to the election of directors and the ratification of auditors, you are being asked to act on a proposal to approve an amendment to the Company's Amended and Restated 1994 Stock Incentive Plan. All of the reasons supporting this year's meeting agenda are set forth in the Proxy Statement.

Your Board of Directors urges you to vote FOR these proposals.

It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. Instructions on these three different ways to vote your proxy are found on the enclosed proxy form. You should vote your proxy now whether or not you plan to attend the meeting. The proxy may be withdrawn if you decide later to attend the meeting and vote in person.

                                           Sincerely,

                                           /s/ Douglas W. Leatherdale
                                           -------------------------------------

                                           Douglas W. Leatherdale
                                           Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of The St. Paul Companies, Inc. will be held on Tuesday, May 2, 2000, at 2:00 P.M. (Central Daylight Time) at the principal office of the Company, 385 Washington Street, St. Paul, MN 55102, for the following purposes:

    1.  To elect a Board of fourteen Directors (the "Director Proposal").

    2. To act on the proposal to ratify the selection of KPMG LLP as the independent auditors of the Company (the "Auditor Proposal").

    3. To act on the proposal to approve an amendment to the Company's Amended and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan Proposal").

    4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders are invited to attend, although only those shareholders of record at the close of business on March 13, 2000, will be entitled to vote at the meeting. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.

PLEASE VOTE AS SOON AS POSSIBLE BY MAIL, PHONE OR INTERNET. INSTRUCTIONS ON THESE THREE DIFFERENT WAYS TO VOTE YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY FORM. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                       /s/ Sandra Ulsaker Wiese
   -----------------------------------------------------------------------------

                                       Sandra Ulsaker Wiese
                                       Corporate Secretary

March 24, 2000

                                PROXY STATEMENT
                          THE ST. PAUL COMPANIES, INC.
                   385 WASHINGTON STREET, ST. PAUL, MN 55102

This Proxy Statement and the accompanying form of proxy are first being mailed to the shareholders of The St. Paul Companies, Inc. (the "Company") on or about March 24, 2000. The Proxy Statement and form of proxy are being furnished to shareholders in connection with the solicitation, on behalf of the Board of Directors of the Company, of proxies for use at the Annual Shareholders' Meeting (the "Annual Meeting") to be held May 2, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any proxy may be revoked at any time prior to the Annual Meeting by giving written notice to the Corporate Secretary of the Company, by a duly executed and presented proxy bearing a later date, or by voting in person at the meeting.

The cost of soliciting proxies will be paid by the Company. In addition to solicitations by mail, employees of the Company may solicit proxies personally or by telephone, facsimile or other means without additional compensation. Arrangements also will be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. D. F. King & Co., Inc., New York, NY, has been engaged by the Company to assist in the solicitation of proxies for an anticipated fee of approximately $9,000, plus out-of-pocket costs and expenses.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been established as the close of business on March 13, 2000. At that time there were 214,895,253 shares of common stock and 855,366 shares of Series B convertible preferred stock outstanding, holders of which are entitled to vote at the meeting. The holders of common stock and Series B convertible preferred stock vote as one class. Each share of common stock is entitled to one vote, and each share of Series B convertible preferred stock is entitled to eight votes.

Under Minnesota law and the Company's bylaws, the presence in person or by proxy of a majority of the aggregate voting power of the shares of common stock and Series B convertible preferred stock entitled to vote constitutes the quorum necessary for shareholders to take action at the Annual Meeting. Shares represented in person or by proxy at the Annual Meeting will be counted for quorum purposes regardless of whether the shareholder or proxy fails to vote on a particular proposal (an "abstention") or whether a broker with discretionary authority fails to exercise such authority with respect to a particular proposal (a "broker non-vote"). For purposes of determining whether a proposal has been approved, an abstention or non-vote (including a broker non-vote) with regard to a particular proposal will not be counted as a vote in favor of such proposal and, as a result, will have the effect of a vote against such proposal.

In order to elect the nominees for directors as directors, a majority of the votes present at the Annual Meeting must be voted for the election of directors. Similarly, the Auditor Proposal and the Stock Incentive Plan Proposal each require a majority of the votes present for approval.

                             ELECTION OF DIRECTORS

Pursuant to the provisions of the Company's bylaws, the Board of Directors has set the number of directors at 14, effective May 2, 2000. The 14 directors to be elected at the Annual Meeting will hold office until the 2001 Annual Meeting and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy form (the "proxy holders") intend to vote the proxies held by them for the election of the 14 nominees named below in the "Nominees for Directors" table. The proxies cannot be voted for more than 14 candidates for director. However, if any of the 14 nominees has ceased being a candidate for election at the time of the meeting (a contingency which the Board of Directors does not expect to occur), such proxies may be voted in accordance with the best judgment of the proxy holders.

All of the nominees are presently directors of the Company and were elected at the 1999 Annual Meeting. Mr. Bonsignore, who has served as a director since August of 1991, is not standing for re-election to the Board. His service and devotion to the Company are deeply appreciated.

NOMINEES FOR DIRECTORS

                                         PRESENT PRINCIPAL      DIRECTOR   OTHER PUBLIC CORPORATION
          NAME              AGE            OCCUPATION(A)         SINCE           DIRECTORSHIPS
          ----            --------   -------------------------  --------   -------------------------
H. Furlong Baldwin(b)        68      Chairman of the Board,       5-5-98   Constellation Energy
                                     President & CEO,                      Group;
                                     Mercantile Bankshares                 CSX;
                                     Corporation (general                  GRC International, Inc.;
                                     banking business and                  Mercantile Bankshares
                                     provider of mortgage                  Corporation;
                                     banking and trust                     National Association of
                                     services)                             Securities Dealers, Inc.
                                                                           (private corporation)

John H. Dasburg              57      President and Chief          2-2-94   Northwest Airlines, Inc.
                                     Executive Officer,
                                     Northwest Airlines, Inc.

W. John Driscoll             71      Former Chairman and Chief   9-21-70   Northern States Power
                                     Executive Officer, Rock               Company;
                                     Island Company (private               Weyerhaeuser Company;
                                     investment company)                   The John Nuveen Company;
                                                                           Taylor Investment
                                                                           Corporation

Kenneth M. Duberstein(b)     55      Chairman & Chief             5-5-98   The Boeing Company;
                                     Executive Officer, The                Cinergy Corporation;
                                     Duberstein Group                      Fannie Mae;
                                     (strategic advisory and               Global Vacation Group
                                     consulting firm)

Pierson M. Grieve(c)         72      Retired Chairman and        11-5-85   Reliant Energy Minnegasco
                                     Chief Executive Officer,              (a division of Reliant
                                     Ecolab Inc.                           Energies, Inc.);
                                     (developer/marketer of                Media One Group, Inc.;
                                     cleaning and sanitizing               Guide Corporation
                                     products, systems and                 (private corporation);
                                     services)                             MesabaHoldings Inc.

                                         PRESENT PRINCIPAL      DIRECTOR   OTHER PUBLIC CORPORATION
          NAME              AGE            OCCUPATION(A)         SINCE           DIRECTORSHIPS
          ----            --------   -------------------------  --------   -------------------------
James E. Gustafson           53      President & Chief           1-30-99   None
                                     Operating Officer, The
                                     St. Paul Companies, Inc.

Thomas R. Hodgson            58      Former President and        8-11-97   MACLEAN-FOGG Corporation
                                     Chief Operating Officer,              (private corporation)
                                     Abbott Laboratories
                                     (global diversified
                                     health care company)

David G. John                61      Chairman, The BOC Group      9-4-96   The BOC Group PLC;
                                     PLC (industrial gases and             Premier Oil PLC
                                     related products)

William H. Kling(d)          57      President, Minnesota        11-7-89   Irwin Financial
                                     Public Radio; President,              Corporation;
                                     Minnesota Communications              Wenger Corporation
                                     Group; and President,                 (private corporation)
                                     Greenspring Company
                                     (diversified media and
                                     catalog marketing)

Douglas W. Leatherdale       63      Chairman and Chief           5-5-81   United Health Group;
                                     Executive Officer, The                Northern States Power
                                     St. Paul Companies, Inc.              Company;
                                                                           The John Nuveen Company

Bruce K. MacLaury(e)         68      President Emeritus, The      8-4-87   American Express Bank,
                                     Brookings Institution                 Ltd.;
                                     (public policy research               National Steel
                                     and education)                        Corporation

Glen D. Nelson, M.D.         62      Vice Chairman,               5-5-92   Medtronic, Inc.;
                                     Medtronic, Inc.                       Carlson Holdings, Inc.
                                     (manufacturer of                      (private corporation)
                                     biomedical devices)

Anita M. Pampusch, Ph.D.     61      President, The Bush          5-7-85   None
                                     Foundation (regional
                                     grant making foundation
                                     with major programs in
                                     education, health, human
                                     services and the arts)

Gordon M. Sprenger           62      President and Chief          5-2-95   Medtronic, Inc.
                                     Executive Officer, Allina
                                     Health System
                                     (not-for-profit
                                     integrated health care
                                     system)

------------------------

(a) PRINCIPAL EMPLOYMENT OF NOMINEES IN THE PAST FIVE YEARS. Mr. Grieve served as the Chairman, President and Chief Executive Officer of Ecolab, Inc. until August 21, 1992, when he became Chairman and Chief Executive Officer. On March 1, 1995, Mr. Grieve turned over his responsibilities as President to his successor but remained Chairman and director until his retirement as Chairman on December 31, 1995. Mr. Gustafson served in a number of executive offices at

     General Re, Inc., the most recent being Director, President and Chief Executive Officer, until he assumed his current responsibilities as Director, President and Chief Operating Officer of The St. Paul
     Companies, Inc., in January of 1999. Mr. Hodgson held various executive positions with Abbott Laboratories, Inc. before becoming President and Chief Operating Officer in 1990. Mr. Hodgson retired from Abbott Laboratories at the end of December of 1998. In addition to his present responsibilities, Mr. Leatherdale has served in a number of executive offices of the Company and as officer and director of various subsidiaries of the Company for many years. Prior to his retirement in the summer of 1995, Mr. MacLaury served as President of the Brookings Institution. Prior to assuming her current duties as Chairman of The Bush Foundation in July of 1997, Ms. Pampusch was the President of the College of St. Catherine for 13 years. All other nominees have been employed during the past five years as they presently are employed. None of the entities listed under "Other Public Corporation Directorships" is an affiliate of the Company, except The John Nuveen Company, which is 79% owned by the Company.

(b) Mr. Baldwin and Mr. Duberstein formerly served as directors of USF&G Corporation ("USF&G"), which merged with a subsidiary of The St. Paul Companies, Inc. in April of 1998. Mr. Baldwin joined the Board of Directors at USF&G on June 26, 1968. Mr. Duberstein joined the Board of Directors at USF&G on September 25, 1996.

(c) Mr. Grieve is a partner of Palladium Equity Partners, LLC, a New York private investment firm.

(d) Mr. Kling is a director of the New Perspective Fund, Inc., the New World Fund, the EuroPacific Growth Fund, and the SMALLCAP World Fund and a trustee of the New Economy Fund. The Capital Research and Management Company provides investment advisory services to these mutual funds.

(e) Mr. MacLaury is a director or trustee of each of the mutual funds which are provided investment advisory services by the Vanguard Group, Inc., with the exception of Vanguard's tax-exempt mutual funds.

THE BOARD OF DIRECTORS RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMPENSATION

The value of the director compensation program and the importance and appropriateness of each of its components is reviewed annually by the board governance committee, which considers the results of independent surveys and director compensation programs of peer companies and regional corporations of comparable size. The objectives of the program are to establish and maintain a program designed to more closely align the interests of directors with shareholders and to attract and retain highly qualified directors with total pay opportunity ranking at least in the second quartile of comparable companies. The board governance committee reports to the full Board of Directors, which approves the program each year.

The Board of Directors has established a target for ownership of the Company's common stock at a value of five times the directors' annual retainer (currently $20,500 per year). Each new director will be asked to meet or exceed that target within five years of election to the Board. The Board has also adopted a policy that the Company not hire a director or a director's firm to provide professional or financial services, except in exceptional circumstances with the consent of the board governance committee.

Under the Company's current director compensation and insurance program, outside directors are entitled to compensation comprised of a $20,500 annual retainer, a $1,000 meeting fee in respect of each board and committee meeting attended, annual stock options on 6,000 shares of Company common stock and participation in the Directors' Retirement Plan and the Directors' Charitable Award Program. Also, outside directors who chair a committee receive an annual fee of $4,000. In addition, the Company pays the premium to provide outside directors with $100,000 of group term life insurance, $200,000 of coverage under a travel-accident insurance policy and coverage under directors and officers liability insurance and fiduciary liability insurance. The components of the compensation program are described in the following paragraphs.

ANNUAL RETAINER, MEETING FEES AND COMMITTEE CHAIR FEES. Directors may elect to have their $20,500 annual retainer and/or their meeting fees and any committee chair fees paid in cash or deferred through the Directors' Deferred Compensation Plan and "invested" in a phantom Company common stock fund and/or nine other phantom mutual funds. Alternatively, they may direct their annual retainer into the Non-Employee Director Stock Retainer Plan. Although no shares of the Company's common stock are purchased for or held in the phantom common stock fund, any director who elects to have any of his or her fees directed into that fund will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash. The value of that fund rises or falls as the price of Company common stock fluctuates in the market. Also, dividends on those phantom shares are "reinvested" in additional phantom shares. Cash distributions are made from the phantom common stock fund on predesignated dates, usually following termination of service as a director, at the market price of the common stock on the date of distribution. Currently, nine outside directors have deferred at least a portion of their fees into the Directors' Deferred Compensation Plan, and all of those directors have some of their plan interest "invested" in the phantom Company common stock fund.

Currently, a majority of outside directors nominated for re-election direct their entire annual retainer into the Non-Employee Director Stock Retainer Plan. Under that plan, outside directors may elect to receive all or a portion of their annual retainer (currently $20,500) in the form of common shares of the Company that are subject to certain service-related restrictions as described below. Such an election will entitle a director to be issued a number of shares of restricted stock equal in value to 110 percent of the portion of the annual retainer that was elected for participation in the plan. For valuation purposes, the amount used to determine the number of restricted shares allocated to a participating director is the average of the stock's closing price on the last business day of each quarter of the calendar year. Immediately upon issuance of the restricted shares, the recipient is entitled to receive all dividends paid on the shares and to vote the shares. If, within five years from the date restricted stock is issued to an eligible director under the plan, a director's service on the Board is terminated for any reason other than death, disability or retirement, such restricted stock will be forfeited. When a director's service on the Board is terminated because of death, disability or retirement, any restrictions lapse on stock received under the plan.

STOCK OPTIONS. Under the Company's Amended and Restated 1994 Stock Incentive Plan ("Stock Incentive Plan") annual non-qualified stock option grants covering 6,000 common shares are made at the first Board meeting of each November to each outside director. Such options are granted at the market price of the Company's common stock on the date of grant. The option price is to be paid, upon exercise, in cash. Under that plan, options terminate at the earliest of 10 years after the date of grant, immediately if directorship is terminated for cause, one month after any voluntary termination of service as a director other than by retirement (but the option in this case may be exercised only to the extent it was exercisable on the date of such termination), or any earlier time set by the personnel and compensation committee at the time of option grant. An optionholder's retirement after February of 1999 will not accelerate the termination of that person's options granted in 1999 or thereafter. Options granted under the Stock Incentive Plan prior to 1999 will terminate no later than three years after retirement. Special provisions apply in the case of death of an optionee or in the case of a Change of Control, as defined below. If an option were not fully exercisable at the time of occurrence of a Change of Control, all portions of the option immediately would become exercisable in full.

"Change of Control" is defined in the Stock Incentive Plan to mean a change of control of the Company of a nature that would be required to be reported to the Securities and Exchange Commission on Form 8-K pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), with such Change of Control to be deemed to have occurred when (a) any person, as defined in the Exchange Act, other than the Company or a Company subsidiary or one of their employee benefit plans is or becomes the beneficial owner of 50 percent or more of the Company's common stock or (b) members of the Board of Directors on May 3, 1994 (the "Incumbent Board"), cease to constitute a majority thereof (provided that persons subsequently becoming directors with the approval of directors comprising at least three-quarters of the Incumbent Board shall be considered as members of the Incumbent Board).

On February 1, 2000, the Board of Directors approved amendments to the Company's 1988 Stock Option Plan and its 1994 Stock Incentive Plan to allow all current and future Directors to make gifts of options on shares of the Company's common stock under limited circumstances.

DIRECTOR TENURE AND RETIREMENT PROGRAMS. A Board policy provides that each director with 15 or more years of service and each Director who will be at least 70 years old on or before the date of the next shareholders' meeting shall tender his or her resignation to the chair of the board governance committee by November 20 of each year indicating his or her intent not to stand for re-election at the subsequent annual meeting of the shareholders. If, however, upon review, the board governance committee determines that there is a continuing need on the Board of Directors for the type of qualifications the resigning director provides, then such director may be asked to become a candidate for re-election. Additionally, upon a substantial change in principal employment, a director should tender his or her resignation. As part of this policy, the Company provides the Directors' Retirement Plan for outside directors. The annual amount of the benefit under that plan will be equal to the director's annual retainer (currently $20,500) when he or she ceases to be a director, plus a value assigned to the November option grant (currently approximately $75,000). Directors may elect to have the benefit paid quarterly for a period of years following termination of active service that equals the length of time he or she served as an outside director, up to a maximum of 15 years. Alternatively, directors may elect to receive the discounted present value of those future payments in one lump sum payment. If a retired director dies while receiving periodic payments, the discounted present value of any remaining payments to which he or she may be entitled will be paid to his or her estate, or upon his or her election, to a surviving spouse.

DIRECTORS' CHARITABLE AWARD PROGRAM. As part of the Company's policy of providing support for charitable institutions and in order to retain and attract qualified directors, the Board of Directors established the Directors' Charitable Award Program, which is funded by life insurance on the lives of the members of the Board of Directors. The Company intends to make charitable contributions of $1 million per director, paid out over a period of 10 years following the death of the director. Each director is able to recommend up to four charities to receive contributions from the Company. Directors become vested in this program in $200,000 annual increments starting with their first anniversary of election as a director. Directors are fully vested upon the earliest of the fifth anniversary of their election as a director, death, disability, or retirement at age 70. Beneficiary organizations designated under this program must be tax-exempt, and donations ultimately paid by the Company should be deductible against federal and other income taxes payable by the Company in accordance with the tax laws applicable at the time. Directors derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. Because of such deductions and the use of insurance, the long-term cost to the Company is expected to be minimal.

GRANTOR TRUST. The Company has transferred funds to a grantor trust created for the purpose of implementing benefits under various non-qualified plans of deferred compensation, including the Directors' Deferred Compensation Plan and the Directors' Retirement Plan (the "Implemented Plans"). Following a Change of Control (generally defined in the same manner as in the Stock Incentive Plan described above), no portion of the trust assets may be returned to the Company or any subsidiary unless the trustee determines that such portion of the assets and future earnings on it never will be required to pay benefits and if a majority of the participants of the Implemented Plans consent to the return of the assets. Unlike assets held in the trusts created to implement benefits under the Company's tax-qualified plans, assets held in the grantor trust remain subject to the claims of the Company's creditors. If the Company becomes insolvent, the trustee will be required to cease payment of benefits under all Implemented Plans and dispose of trust assets pursuant to the direction of a court of competent jurisdiction.

BOARD COMMITTEES

There are five standing committees of the Board of Directors: the executive committee, the audit committee, the finance committee, the board governance committee and the personnel and compensation committee. Current members of the individual committees are named below, with the chairman of each committee named first:

EXECUTIVE                        AUDIT                                        FINANCE
---------                        -----                                        -------
D. W. Leatherdale                D. G. John                                   W. H. Kling
M. R. Bonsignore                 H. F. Baldwin                                H. F. Baldwin
W. J. Driscoll                   J. H. Dasburg                                W. J. Driscoll
P. M. Grieve                     W. J. Driscoll                               J. E. Gustafson
J. E. Gustafson                  T. R. Hodgson                                T. R. Hodgson
W. H. Kling                      B. K. MacLaury                               D. G. John
G. D. Nelson                     A. M. Pampusch                               D. W. Leatherdale
                                                                              B. K. MacLaury
                                                                              A. M. Pampusch

BOARD GOVERNANCE                 PERSONNEL AND COMPENSATION
----------------                 --------------------------
P. M. Grieve                     G. D. Nelson
M. R. Bonsignore                 M. R. Bonsignore
K. M. Duberstein                 J. H. Dasburg
D. W. Leatherdale                K. M. Duberstein
G. D. Nelson                     P. M. Grieve
G. M. Sprenger                   W. H. Kling
                                 G. M. Sprenger

Each committee reviews its charter annually. The current charters are set forth below:

                                AUDIT COMMITTEE

PURPOSE

The primary function of the audit committee is to assist the Board of Directors in discharging its oversight responsibilities relating to financial reporting, internal controls, internal auditing, external auditing, legal/regulatory compliance and compliance with ethical standards established by management and the Board. Consistent with this function, the audit committee should encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. The audit committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

    - Review and appraise the audit efforts of the Company's external auditors and internal auditors.

    - Provide an open avenue of communication among the external auditors, financial and senior management, the internal auditors, and the Board of Directors.

COMPOSITION

The audit committee shall be comprised solely of independent directors. The audit committee should also be comprised of at least three members, each of whom is financially literate or becomes financially literate within a reasonable period of time after his or her appointment to the audit committee. Further, at least one member of the committee shall have accounting or related financial management expertise.

RESPONSIBILITIES

The specific responsibilities of the audit committee, on behalf of the Board of Directors, shall be to:

    - Review and approve the financial section of the annual report to shareholders, the proxy statement, and the annual report (Form 10-K) filed with the Securities and Exchange Commission, and review the quarterly reporting process.

    - Oversee the Company's system of internal controls through periodic discussions with the internal auditors, external auditors, head of information systems, chair(s) of the Integrated Control Committee(s) and others to ensure that appropriate controls are in place and functioning properly.

    - Oversee the Company's system of legal/ regulatory compliance and controls through periodic discussions with the general counsel, the chair(s) of the Integrated Control Committee(s) and others to ensure that appropriate controls are in place and functioning properly.

    - Recommend annually to the Board of Directors, subject to shareholders' approval, the selection of the Company's external auditors. The committee, as representatives of the shareholders, shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the external auditor.

    - Determine the external auditor's qualifications including the firm's membership in the Securities and Exchange Commission practice section of the American Institute of Certified Public Accountants and compliance with that organization's requirements for peer review and independence. On an annual basis, receive a written statement from the external auditors delineating all relationships between the auditor and the Company consistent with professional standards. Additionally, the committee will review and discuss with the external auditors all significant relationships the auditors have with the Company to confirm the external auditors' independence.

    - Review the qualifications and training of the internal audit staff.

    - Periodically review the risk assessment processes used by the internal auditors and the external auditors to ensure, among other things, compliance with the guidelines of the Institute of Internal Auditors and generally accepted auditing standards as promulgated by the American Institute of Certified Public Accountants, and annually review the combined audit plans of the external auditors and internal auditors.

    - Meet with the external auditors in executive session at each audit committee meeting to review, among other matters, their evaluation of the financial reporting and internal controls of the Company, the quality and appropriateness of the Company's accounting principles, and their plans for the annual audit and quarterly reviews of the Company's financial statements.

    - Meet with the internal auditors in executive session at each audit committee meeting to review, among other matters, the audit results, reports on irregularities and control failures, and the actions taken by management in response to recommendations for improvements in internal controls made by internal and external auditors.

    - Ensure that a satisfactory process for the periodic review of Board committee charters and assignments is in place and functioning properly.

    - Review and reassess the adequacy of the committee's charter annually.

    - Monitor the Company's policies and procedures for the annual review of expenses and perquisites of selected members of executive management.

    - Oversee the monitoring of the Company's code of conduct.

    - Review the Corporate Audit Charter.

    - Perform any special reviews, investigations or oversight responsibilities requested by the Board of Directors or the Chairman.

                              EXECUTIVE COMMITTEE

The executive committee's charter provides that the committee is charged with the broad responsibility of having and exercising the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board.

                               FINANCE COMMITTEE

The stated purpose of the finance committee is to assist the Board of Directors in exercising its oversight of the financial activities and condition of the Company through periodic reviews of financial policy, investment policy, capital structure and capital expenditures in view of strategic current and long range plans and forecasts and through a review of such other fiscal matters as may be appropriate. The functions of the finance committee are to:

    - Review and recommend to the Board of Directors corporate financial policies relating to debt limits, dividend policy and capital structure (including such matters as the sale, repurchase or split of the Company's equity securities) in light of strategic plans and forecasts.

    - Annually review and recommend to the Board of Directors the investment policy for this Company and designated subsidiaries and monitor the investment performance thereof.

    - Review the financial strategies of the Company with respect to taxes, loss reserves and other appropriate matters.

    - Annually review and recommend to the Board of Directors the Capital Plan and Capital Expenditures Plan.

    - Monitor the Company's management of financial and investment risks and exposures, including, but not limited to, its management of insurable risks.

                      PERSONNEL AND COMPENSATION COMMITTEE

The personnel and compensation committee assists the Board of Directors in carrying out its responsibilities with respect to (a) chief executive officer ("CEO") compensation and performance, (b) key executive compensation, (c) executive compensation programs, (d) employee benefit programs, (e) personnel policies, and (f) CEO succession and organizational planning.

The functions of the personnel and compensation committee are to:

    - Establish and oversee the Company's executive compensation philosophy.

    - Determine all aspects of compensation for the CEO.

    - Review the CEO's performance on a systematic and periodic basis.

    - Review the CEO's recommendations for and approve all aspects of compensation for the remaining key executive group.

    - Approve the design of all incentive plans applying to the Company's CEO and other key executives of the Company and its principal subsidiaries.

    - Approve the performance standards, any performance adjustments and award payouts for all incentive plans applying to the Company's CEO and other key executives of this Company and its principal subsidiaries.

    - Administer all stock-based compensation plans and approve stock option, restricted stock, performance share, and similar stock-based grants.

    - Review succession plans for the CEO and other key executives in preparation for review by the Board of Directors.

    - Review major organizational changes with the CEO.

    - Oversee the administration of the Company's major compensation and benefit plans and review material changes to those plans.

    - Periodically review stock ownership levels for the CEO and other key executives.

    - Review and approve material changes in personnel policies.

                           BOARD GOVERNANCE COMMITTEE

The board governance committee advises the Board of Directors with respect to its organization, membership and function, committee structure, director compensation and corporate governance. The functions of the board governance committee are to:

    - Identify and recommend to the Board qualified persons for election and re-election as directors.

    - Periodically review the criteria for Board membership and the Board's composition and make appropriate recommendations for changes.

    - Review and make recommendations to the Board regarding the composition of Board committees.

    - Annually review the performance and functioning of the Board and the fulfillment of its responsibilities.

    - Annually review the director compensation program and recommend changes to the Board when appropriate.

    - Periodically review the director retirement and tenure policies and recommend appropriate changes to the Board.

    - Review corporate governance issues and any shareholder proposals and make recommendations to the Board.

In addition, the chairperson of the board governance committee chairs all executive sessions of the Board of Directors and serves as the focal point for discussions among outside directors.

In determining which persons may be qualified as candidates for election to the Board of Directors, the board governance committee weighs the experience of each possible candidate, the present need on the Board of Directors for that type of experience and the willingness and availability of such person(s) to serve. It is the policy of the board governance committee to consider any qualified person as a possible candidate for Board of Directors membership, regardless of whether such person was recommended by a committee member or by some other source, provided that such person was nominated in accordance with the procedures set forth in the Company's bylaws.

The Company's bylaws provide that nominations, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the corporate secretary. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive office of the Company not less than 60 days prior to the date of the meeting. However, in the event less than 70 days' notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business of the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Company's share register, of such shareholder and (b) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the corporate secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. Notices to the corporate secretary should be sent to Sandra Ulsaker Wiese, Corporate Secretary, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, MN 55102.

In its action appointing members of the foregoing committees, the Board of Directors has designated each director who is not a member of a particular committee as an alternate who may at any time, at the request of the chairman, serve as a member of the committee.

BOARD AND COMMITTEE MEETINGS

During 1999, the Board of Directors met on six occasions. The personnel and compensation committee and the finance committee met four times during 1999. The audit committee met five times, the board governance committee met six times, and the executive committee met three times.

ATTENDANCE AT MEETINGS

Attendance at 1999 Board and committee meetings combined averaged 92 percent. With the exception of Mr. Dasburg, each director attended 75 percent or more of the combined total meetings of the Board and committees of the Board on which the director served at any time during the year. Mr. Dasburg attended 66 percent of the combined total meetings of the Board and committees of the Board on which he served during the year.

                                AUDITOR PROPOSAL

The independent certified public accounting firm of KPMG LLP has been selected by the Board of Directors upon recommendation of its audit committee to act as the independent auditors for the Company and its subsidiaries for the current fiscal year. At the Annual Meeting, the shareholders will be asked to ratify the Board of Directors' selection. The shares represented by the accompanying proxy will be voted for the ratification of the selection of KPMG LLP unless otherwise specified by the shareholder. KPMG LLP, which has served as independent auditors of the Company and its subsidiaries since 1968, will have a representative present at the Annual Meeting. The representative will have an opportunity to make a statement at the meeting and will also be available to respond to appropriate questions of the shareholders.

                         STOCK INCENTIVE PLAN PROPOSAL

Shareholders are asked to consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated 1994 Stock Incentive Plan ("Stock Incentive Plan" or "Plan"). At the 1994 annual meeting, the Company's shareholders approved the original 1994 Stock Incentive Plan ("Original Plan"). The Original Plan authorized up to 4,000,000 shares of Company common stock for grants of non-qualified and incentive stock options, stock appreciation rights, and restricted stock awards, with the number of authorized shares reflecting the two-for-one stock split which occurred in 1994. In May of 1998, the number of authorized shares for future awards was increased by 3,600,000, reflecting the two-for-one stock split in May of 1998, and the Plan was amended to permit grants to non-employee directors more often than once every six months. In
May of 1999, the number of authorized shares for future awards was increased by an additional 2,800,000 and an amendment to the Plan was adopted which clarified that such managers as the personnel and compensation committee shall select who are responsible for the management of the Company or a subsidiary or who are expected to contribute in a substantial measure to the successful performance of the Company are eligible to participate in the Plan.

As of March 13, 2000 approximately 1,738,000 shares of Company common stock remained available for grants under the Stock Incentive Plan. The Board, upon recommendation of the personnel and compensation committee, has adopted a further amendment listed below to the Stock Incentive Plan, subject to shareholder approval. The proposed change to the Stock Incentive Plan is an increase in the number of authorized shares available for future awards by 5,500,000.

REASONS FOR THE STOCK INCENTIVE PLAN PROPOSAL

Because of the limited number of shares of Company common stock remaining available for grant under the Plan, the Board believes it is appropriate and necessary at this time to authorize additional shares for future awards. Authorization of these additional shares will allow grants to both mid-level and senior management employees in furtherance of the Company's goal of continuing to attract, retain and reward key employees and with a view to increasing stockholder value.

SUMMARY OF THE STOCK INCENTIVE PLAN

The material features of the Stock Incentive Plan are set forth below. Copies of the Stock Incentive Plan will be furnished to any shareholder upon written or telephonic request made to the Corporate Secretary, Sandra Ulsaker Wiese, The St. Paul Companies, Inc., 385 Washington Street, St. Paul, MN 55102, telephone
(651) 310-8506, fax (651) 310-6995.

ADMINISTRATION. The Stock Incentive Plan is administered by the personnel and compensation committee of the Board ("Committee"). The

Committee, among other things, selects participants, determines the nature, extent, timing, exercise price, vesting and duration of awards and prescribes all other terms and conditions of awards that are consistent with the Stock Incentive Plan.

NUMBER OF AUTHORIZED SHARES. The Stock Incentive Plan Proposal would authorize the use of 5,500,000 additional shares of Company common stock, bringing the total of authorized shares up to 19,900,000 shares of Company common stock and bringing the total number of shares available for grant up to 7,238,000. No more than 20% of the shares subject to the Stock Incentive Plan may be granted as restricted stock. Shares of common stock subject to awards of stock options, rights or restricted stock which expire unexercised, or are forfeited, terminated or canceled, in whole or in part, will automatically again become available for grant under the Stock Incentive Plan under most circumstances. In the event of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, or other change in the corporate structure or shares of the Company, appropriate adjustments will be made to the number and kind of shares reserved under the Stock Incentive Plan and under outstanding awards, and to the exercise price of outstanding options.

ELIGIBILITY. Officers and managers selected by the Committee are eligible to participate in the Plan. In May of 1999, awards were made to 508 employees and in February of 2000, awards were made to 32 additional employees. It is anticipated that approximately 600 employees will receive awards in May of 2000. No participant may be granted options with respect to more than 1,600,000 shares of common stock during the term of the Plan.

OPTIONS. Stock options issued under the Stock Incentive Plan must be granted with an exercise price equal to at least the fair market value of Company common stock on the date of grant. Stock options issued under the Stock Incentive Plan become exercisable at such times as may be determined by the Committee, provided that options may not become exercisable prior to one year from their date of grant (except that options may become exercisable less than one year after the date of grant where specifically approved by the Committee to attract a key executive to join the Company), in the absence of the optionee's death or a Change of Control of the Company (as defined below), and may not be exercisable after ten years from their date of grant. Stock options issued under the Stock Incentive Plan may be granted as incentive stock options, within the meaning of Internal Revenue Code Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or as non-qualified stock options. The exercise price of options must be paid in cash or by transfer of shares of Company common stock (either previously owned by the participant or to be acquired upon exercise of the stock option).

The Stock Incentive Plan provides for automatic grants to non-employee directors of stock options to purchase 6,000 shares of Company common stock each year on the date of the first meeting of the Board of Directors in November of each such year ("November Board Meeting"). All such stock options will be granted at the market price of the Company's common stock on the date of grant and, generally, will include the same provisions as stock options granted to other participants under the Stock Incentive Plan, provided that the Committee will not have discretion to amend or modify the terms of any outstanding awards. Non-employee directors are not eligible for awards of rights or restricted stock under the Stock Incentive Plan.

Generally, stock options granted under the Stock Incentive Plan are not transferable except by will or the laws of descent and distribution. Options held by current and future Directors may be transferred by way of gift under limited circumstances. All stock options may be exercised during the holder's lifetime only by the holder or the holder's guardian or legal representative.

RIGHTS. A right permits a participant to receive an amount equal to the excess of the fair market value of a share of Company common stock on the date of exercise over the fair market value of a share of Company common stock on the date the right is granted. The Committee may grant rights in tandem with stock options (whether at the time a stock option is issued or with respect to a stock option previously granted without related rights) or it may grant rights that are independent of and unrelated to stock options granted under the Stock Incentive Plan. A tandem right may only be exercised if the related stock option is exercisable and terminates when the related stock option terminates. Shares of Company common stock subject to any portion of a grant as to which rights are exercised will not be available for future stock options or rights. The Committee also determines whether payment with respect to a right will be paid in cash or shares of Company common stock or a combination of cash and shares of Company common stock. No participant may be granted rights with respect to more than 1,600,000 shares during the term of the Stock Incentive Plan.

RESTRICTED STOCK. A restricted stock award is an award of Company common stock that vests at such time (at least one year after the date of award) and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and to the possibility of forfeiture. The Committee may accelerate vesting upon death, disability or retirement. In addition to vesting upon satisfaction of service conditions, the Committee, in its discretion, may condition the vesting of restricted stock on the satisfaction of performance goals established by the Committee at the time of grant. Such performance goals may be based on one or more of the following criteria: earnings per share, net income, operating income, total shareholder return, market share, return on equity, achievement of profit or revenue targets by a business unit, or any combination thereof. No more than twenty percent of all shares subject to the Plan may be granted as restricted stock. No participant may be granted more than 200,000 shares of restricted stock during the term of the Stock Incentive Plan.

AMENDMENT AND TERMINATION. The Board may amend the Stock Incentive Plan in any respect without shareholder approval, unless shareholder approval is then required in order for the Stock Incentive Plan to continue to comply with Rule 16b-3 of the Exchange Act. In addition, no amendment may adversely affect any outstanding award to any Plan participant without that participant's consent. The Stock Incentive Plan will terminate on May 3, 2004, and may be terminated before that date by action of the Board. No right or interest in any award under the Stock Incentive Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to debts or liabilities of any person. However, current and new directors can transfer options by way of gift under limited circumstances.

CHANGE OF CONTROL. If a stock option or right is not fully exercisable or restricted stock is not fully vested at the time of occurrence of a Change of Control, as defined in the Plan and as set out on page 8 of this Proxy Statement, all portions of the stock option or right become immediately exercisable in full and all restricted stock awards become fully vested.

TERMINATION OF EMPLOYMENT. Each stock option and right terminates at the earliest of ten years after the date of grant, immediately if employment is terminated for cause, one month after any voluntary termination of employment other than retirement (but the stock option in this case may only be exercised to the extent it was exercisable on the date of termination of employment), or any earlier time set by the Committee at the time of the grant of the stock option or right. An optionholder's retirement after February of 1999 will not accelerate the termination of that person's options granted in 1999 or thereafter. Options granted under the Stock Incentive Plan prior to 1999 will terminate no later than three years after retirement. Special provisions apply in the case of the death of an optionee. Restricted stock awards that have not vested at the time of termination of employment (except in the case of a Change in Control or in the event of death, retirement or disability) will be forfeited.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS, RIGHTS AND RESTRICTED
STOCK. A participant generally will not incur any U.S. federal income tax liability as a result of the grant of an incentive stock option, non-qualified stock option, right or restricted stock.

A participant generally will not recognize any income for federal income tax purposes upon exercise of an incentive stock option, although certain participants may be subject to the federal alternative minimum tax upon exercise of an incentive stock option. A participant will recognize income (or loss) upon the subsequent sale of shares of Company common stock acquired upon exercise of an incentive stock option. If the participant sells the shares before the later of one year after exercise or two years after the grant of the incentive stock option (a disqualifying disposition), the participant will recognize ordinary income in an amount equal to the fair market value of the stock determined on the date of exercise of the incentive stock option (or, if lower, the amount received upon sale of the stock) reduced by the amount the participant paid for the stock. The difference between the amount received upon the sale of the stock and the amount treated as ordinary income in a disqualifying disposition will be considered a capital gain. If the participant does not sell the shares within one year after exercise or two years after grant, the difference between the amount received upon the sale of the stock and the amount the participant paid for the stock will be considered a capital gain or loss.

With respect to non-qualified stock options, a participant will recognize ordinary income for federal income tax purposes when the participant exercises the stock option. The amount of income recognized upon exercise of a non-qualified stock option is the fair market value of the shares of Company common stock acquired upon exercise (determined as of the date of exercise) reduced by the amount the participant paid for the shares. The participant's tax basis in the shares will equal the fair market value of the shares on the date of exercise and the participant's holding period will begin on the day after the date of exercise. Any gain or loss upon sale of the shares will be treated as a capital gain or loss. The capital gain or loss will generally be treated as long-term gain or loss if the shares are held for more than one year.

With respect to rights, a participant will recognize ordinary income upon exercise of the rights in an amount equal to the cash received (or, if settled in shares of Company common stock, the fair market value of the shares received) upon exercise of the rights.

Unless a participant makes an election pursuant to Section 83(b) of the Code (as described below) with respect to restricted stock, a participant generally will not recognize income upon the grant of restricted stock. The fair market value of the restricted stock at the time the restrictions on such stock lapse and the stock becomes non-forfeitable is taxed as ordinary income. The holding period of the restricted stock will begin the day after the shares become non-forfeitable. When such shares are later sold, the difference between the amount received upon sale of the shares and the amount previously included in the participant's income upon lapse of the restriction, is considered capital gain or loss. If the shares are held for more than one year after they become non-forfeitable, the long-term capital gain rate will apply; if the shares are held for one year or less after they become non-forfeitable, the ordinary income tax rates will apply. If a participant makes an election pursuant to Section 83(b) of the Code within 30 days after the participant receives a grant of restricted stock, the participant will recognize ordinary income on the date of grant in an amount equal to the fair market value of such stock as of the date of grant (determined without regard to the restrictions) and the participant's holding period will begin the day after the date of grant. The participant's tax basis in such stock will be the amount included in his ordinary income.

The Company is generally entitled to a business expense deduction on its federal income tax return with respect to stock options, rights and restricted stock in the same amount and at the same time that a participant recognizes ordinary income with respect to the stock option, right or restricted stock. Amounts treated as capital gain to the participant are not deductible by Company.
Section 162(m) of the Code limits the deductibility of compensation payable to certain executive officers of the Company in excess of $1 million. The Company believes that compensation received by executive officers of the Com-pany upon exercise of a stock option or right will be considered performance-based compensation which is not taken into account in determining whether an executive officer's compensation exceeds $1 million. In general, the amount includible in a participant's ordinary income upon vesting of restricted stock will be included in compensation taken into account for purposes of the deduction limit. In certain cases, however, compensation attributable to the vesting of restricted stock may be considered performance-based compensation which is not taken into account for purposes of the deduction limit. Compensation attributable to the vesting of restricted stock will generally be considered performance-based compensation only if the vesting of the restricted stock is contingent upon satisfaction of performance goals established by the Committee at the time of grant using one or more of the performance criteria described in the Restricted Stock section above and the Committee certifies the satisfaction of such goals.

Amounts included in a participant's ordinary income are treated as compensation subject to federal income and employment-related tax withholding requirements. A participant may direct the Committee to withhold shares to be issued upon exercise of a stock option or right or upon the vesting of restricted stock to satisfy the tax withholding obligation or the participant may provide the Company with a cash payment in the amount necessary to satisfy the withholding obligation.

AWARDS UNDER THE STOCK INCENTIVE PLAN. As of March 13, 2000, non-qualified options have been granted under the Stock Incentive Plan since its inception in 1994 as follows: Mr. Leatherdale, 1,352,826 shares; Mr. Gustafson, 830,982 shares; Mr. Liska, 614,597 shares; Mr. Duffy, 339,085 shares; Mr. Lilienthal, 111,030 shares; all current executive officers as a group, 5,187,785 shares; non-employee directors as a group, 243,000 shares, and all other employees 8,001,763 shares. As of March 13, 2000, restricted awards have been granted under the Stock Incentive Plan as follows: Mr. Leatherdale, 47,291 shares;
Mr. Gustafson, 115,000 shares; Mr. Liska, 30,000 shares; Mr. Duffy, 7,300 shares; Mr. Lilienthal, 40,080 shares; all current executive officers as a group, 393,731 shares; all other employees 384,906 shares. These numbers include the new options granted on February 1, 2000, listed below. These numbers also include the options granted in 1999 as set forth in the Company Option Grant table on page 28 and the Restricted Stock Awards column as set forth in the Summary Compensation table on page 25. Non-employee directors are not eligible for restricted stock awards under the Stock Incentive Plan. However, they may receive restricted stock under the Non-Employee Director Stock Retainer Plan described on pages 7 and 8. Options granted under the Plan on February 1, 2000, (which are included in the above totals) are as follows:

          NAME                                      POSITION                           STOCK OPTIONS
          ----                                      --------                           -------------
D. W. Leatherdale          Chairman & CEO                                                  202,902
J. E. Gustafson            President & COO                                                 200,982
P. J. Liska                Executive Vice President & CFO                                  122,531
J. F. Duffy                President--St. Paul Reinsurance                                  51,471
S. W. Lilienthal           Executive Vice President--U.S. Insurance Operations              71,030

All current executive officers, as a group                                               1,174,023
All employees who are not executive officers, as a group                                   545,907
Non-employee directors, as a group (13 at November, 1999)(1)                                78,000

------------------------

(1) Included in this table are option awards to non-employee directors which are presently indeterminable. The included number represents 6,000 options to be automatically granted to each non-employee director at each November Board Meeting.

The affirmative vote of a majority of the votes represented by the Company voting stock present and entitled to vote at the Annual Meeting is necessary to approve the Stock Incentive Plan Proposal.

THE BOARD OF DIRECTORS RECOMMENDS TO ITS SHAREHOLDERS THAT THEY VOTE "FOR" THE STOCK INCENTIVE PLAN PROPOSAL.

                             EXECUTIVE COMPENSATION

                      PERSONNEL AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

PROGRAM PHILOSOPHY

The guiding philosophies of The St. Paul Companies' executive compensation program are to:

    - Provide an industry-competitive compensation program, with an emphasis on incentive pay which links pay to performance, both long- and short-term, and which provides the opportunity to earn compensation above the competitive market when the Company's performance exceeds that of its peers.

    - Ensure that executive compensation, over time, closely reflects long-term shareholder return.

The compensation of the Company's top executives is reviewed and approved by the Personnel and Compensation Committee, which is comprised entirely of non-employee directors. The committee has access to compensation consultants and survey information on executive compensation levels in the property-liability insurance industry.

PROGRAM ELEMENTS

There are three elements of the Company's executive compensation program:

    - Base salary compensation.

    - Annual incentive compensation.

    - Long-term incentive compensation.

Base salary compensation for senior executives, including those listed in the Summary Compensation Table, is targeted to be at the 50th percentile of companies in our industry (the "Base Target Salary"). Such companies include:
Chubb, Allstate, Hartford Financial Services Group, AIG, Travelers Property and Casualty, CNA, Fireman's Fund, Farmers Insurance, State Farm, GEICO, Kemper, Liberty Mutual, USAA and Nationwide. Actual base salary levels generally vary between 80-120% of this level based upon the potential impact the executive has on the Company, the skills and experiences the executive brings to the job, and the performance and potential of the executive in the job.

Under the Company's annual and long-term incentive compensation plans, compensation opportunities are set so that actual payouts are leveraged to the Company's performance (e.g., below 50th percentile performance versus our industry peers will generate below 50th percentile incentive compensation, while 75th percentile or above performance will yield 75th percentile or above incentive compensation).

Annual incentive compensation for executives is based on established performance goals, primarily corporate operating earnings per share and business unit operating performance, and also includes an overall assessment by the Personnel and Compensation Committee of each executive's performance. Annual incentive target levels for executives range from 45%-100% of annual base salary. Actual payouts are based on corporate and individual performance and range from 0% -150% of target levels.

Long-term incentive compensation consists of a stock option plan, restricted stock and an executive stock ownership program. In addition, there is also a long-term incentive plan for certain employees of St. Paul Re, Inc., the Company's reinsurance management subsidiary, in which Mr. Duffy participates.

    - The number of stock options awarded to an executive is based on the executive's target option level and the following factors, which are listed in order of relative importance: the Company's return on equity and total shareholder return, individual responsibilities, performance, and potential. Target option levels are established in accordance with industry norms, as determined by an independent compensation consultant. Grants generally range between 50%
      - 150% of the target levels, based on the factors listed above. Currently, neither the number of options previously granted to nor the options currently held by a potential recipient is considered when grants are awarded. Stock options are granted at the fair market value on the date of grant, carry a ten-year maximum term, and, vest over four years on a pro rata basis. Approximately 600 employees who are a part of the management team currently participate in this plan.

    - In order to motivate the achievement of aggressive long-term goals, one-time, special performance-oriented awards of stock options were granted to key executives. These grants, which were 300 percent of annual target levels were granted at fair market value on the date of the grant, and expire December 1, 2001. Special performance and time vesting requirements were attached to these grants. In order for 50 percent of each grant to vest, the 20-day average stock price must reach $50 per share and the executive must have been employed with the Company four years from the grant date. If the 20-day average stock price reaches $55 per share and the executive has met the four-year employment requirement, the remaining 50 percent of each grant will vest. If the price vesting conditions and, except in the case of death, disability or retirement, the time vesting condition are not met, the option (or the portion thereof) is forfeited. Twelve current senior executives received these one-time grants.

    - Restricted stock is used selectively to attract and retain key managers and executives. Over the last two years approximately 130 managers and executives have received restricted stock grants. The total number of shares granted over the last two years was 602,108 shares.

    - The Company's Executive Stock Ownership program was established as a way to motivate selected senior executives to acquire and hold Company common stock, further strengthening the alignment of management and shareholder interests. Participants have stock ownership targets of 100-500% of salary. Executives who acquire stock in excess of their ownership target receive a "tip" equal to 15% of the excess shares in the form of one-year restricted stock. Approximately 175 senior managers are currently eligible to participate in this plan. To date, 52 people have received a "tip."

    - The Company's Special Leveraged Stock Purchase Program allows a select number of senior executives who have reached their stock ownership targets to receive full recourse loans in order to purchase additional Company stock. Eighteen executives were offered participation in this plan and twelve executives are currently participating.

    - The St. Paul Re, Inc. Long-Term Incentive Plan was established to similarly attract, retain and motivate employees who are in a position to make significant contributions to the growth and long-term success of that operation. The plan operates on a three year overlapping cycle basis with performance measured by the average accident year return on equity and aggregate net written premium of the business managed by St. Paul Re. Awards are expressed as a percentage of salary and denominated in shares of Company common stock. Payouts will range from 0% to 200% of target awards with no award payable unless certain threshold performance has been achieved. Awards payable to Company officers who have met their stock ownership targets are payable in cash. Participants who have not met their stock ownership targets are paid partly in shares of Company common stock and partly in cash.

$1 MILLION COMPENSATION LIMIT ON DEDUCTIBILITY

Section 162(m) of the Code prohibits the Company from deducting executive compensation in excess of $1 million, unless certain standards are met, to its Chief Executive Officer or to any of the other four highest compensated executive officers as of the last day of the year, as named in the Summary Compensation Table. The Committee has determined that it will make reasonable efforts, consistent with sound executive compensation principles and the needs of the Company, to ensure that amounts paid to the Company's Chief Executive Officer or to any of the other named executive officers are deductible by the Company.

CEO COMPENSATION

The methods for determining Mr. Leatherdale's Base Target Salary and opportunities under the Company's annual incentive plan are described in the "Program Elements" section of this report.

Mr. Leatherdale's annualized base salary was $975,000 at the beginning of 2000. In March of 2000, he received a salary increase of $20,000. This increase is based primarily on the Company's performance in 1999. An additional $19,000 of salary is being deferred until Mr. Leatherdale's retirement.

Mr. Leatherdale has an annual incentive award maximum of 150% of base salary. For 1999, Mr. Leatherdale received an annual incentive award of $1,462,500. The award was based upon the Company's 1999 operating earnings and the Board's overall assessment of his and the Company's performance.

On February 4, 2000, Mr. Leatherdale received an $825,000 interim payout under the Company's Key Executive Special Incentive Arrangement, which was established in August 1999. This payout was based on the successful accomplishment during 1999 of several components of the Company's strategic business plan within established time and financial parameters. Mr. Leatherdale remains eligible to earn up to an additional $675,000 under that special incentive arrangement which terminates on December 31, 2000.

On February 1, 2000, Mr. Leatherdale was granted 202,902 stock options with an exercise price of $29.3125 per share. On February 2, 1999, Mr. Leatherdale received a grant of 150,000 stock options with an exercise price of $29.625 per share. Factors considered in determining the size of the grants include the following, in order of relative importance: the Company's return on equity and total shareholder return, individual performance, individual responsibilities and individual potential. During 1999 Mr. Leatherdale also received 31,559 shares of restricted stock; 1,559 shares were granted as a "Tip" under the Executive Stock Ownership program.

OTHER NAMED OFFICER COMPENSATION

The other four named executive officers received salary increases ranging from $0 to $50,000 effective in March of 2000. In 1999, the salary increases ranged from $0 to $60,000. Those executive officers received annual incentive awards for 1999 ranging from $250,000 to $1,083,750. On February 1, 2000 those executive officers received stock option grants ranging from 51,471 to 200,982 shares and in 1999 they received stock option grants ranging from 40,000 to 630,000 shares. The criteria for payouts and grants under these plans are the same as for the CEO. In February, 2000, Mr. Duffy received a $191,153 payout under the St. Paul
Re, Inc. Long-Term Incentive Plan. Mr. Gustafson received 115,000 shares of restricted stock during 1999, and Mr. Lilienthal was granted 15,000 restricted shares in 1999. Mr. Duffy received a "Tip" of 1,237 shares of restricted stock under the Executive Stock Ownership program during 1999.

On February 4, 2000, Messrs. Gustafson and Liska received $412,500 and $206,250, respectively, as interim payouts under the Company's Key Executive Special Incentive Arrangement, which was established in August 1999. This payout was based on the successful accomplishment during 1999 of several components of the Company's strategic business plan within established time and financial parameters. Messrs. Gustafson and Liska remain eligible to earn up to an additional $337,500 and $168,750, respectively, under that special incentive arrangement which terminates on December 31, 2000.

Overall, the Company offers its executives a compensation program which is market competitive, leveraged to Company performance and strongly aligns the interests of management and shareholders.

The preceding report was issued by the Personnel and Compensation Committee comprised of G. Nelson (Chairman), M. Bonsignore, J. Dasburg, K. Duberstein, P. Grieve, W. Kling and G. Sprenger.

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the chief executive officer of the Company and the four other most highly compensated executive officers of the Company. ("Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                            ------------------------------------
                                                                                   AWARDS            PAYOUTS
                                                                            --------------------- --------------
                                                ANNUAL COMPENSATION                    SECURITIES
                                        ----------------------------------- RESTRICTED UNDERLYING
                                                               OTHER ANNUAL   STOCK     OPTIONS/    LONG-TERM     ALL OTHER
            NAME AND                                           COMPENSATION  AWARD(S)     SARS    INCENTIVE PLAN COMPENSATION
       PRINCIPAL POSITION          YEAR SALARY ($) BONUS($)(1)    ($)(2)      ($)(3)      (#)     PAYOUTS ($)(4)    ($)(5)
---------------------------------  ---- ---------- ----------- ------------ ---------- ---------- -------------- ------------
D.W. Leatherdale                   1999  $940,385  $2,287,500    $ 13,539   $  935,812   150,000        --        $   75,231
 Chairman and Chief Executive      1998  $855,769  $        0       --      $  233,022   225,078     $41,727      $   35,370
 Officer                           1997  $775,000  $  542,500       --      $  333,984   122,846     $130,824     $   68,353

J.E. Gustafson,                    1999  $768,269  $2,496,250    $ 25,790   $3,406,875   630,000        --        $  483,257
 President and Chief Operating     1998     --         --           --          --         --           --            --
 Officer                           1997     --         --           --          --         --           --            --

P.J. Liska                         1999  $640,385  $  791,250       --          --        80,000        --        $   59,231
 Executive Vice President and      1998  $600,000  $  200,000    $ 10,034       --        92,066        --        $  145,652
 Chief Financial Officer           1997  $565,385  $1,060,000    $ 50,561   $  945,000   320,000        --        $  340,337

J.F. Duffy                         1999  $438,462  $  250,000       --      $   37,342    40,000     $191,153     $   43,932
 President St. Paul Reinsurance    1998  $386,154  $  117,000       --      $  157,253    56,076     $550,874     $   23,489
                                   1997  $367,115  $  185,000       --      $   73,064    35,338     $873,897     $   56,163

S.W. Lilienthal*                   1999  $382,693  $  300,000    $  9,587   $  482,812    40,000        --        $  101,659
 Executive Vice President, US      1998  $206,225  $   79,367       --      $  999,450     --           --        $3,560,855
 Insurance Operations              1997     --         --           --          --         --           --            --

------------------------

* Mr. Lilienthal was an executive with USF&G Corporation, which merged with a subsidiary of the Company at the end of April of 1998. The salary shown for Mr. Lilienthal for 1998 represents the amount paid for services rendered to the Company over the last eight months of 1998, following the consummation of the merger.

(1) The amounts shown for Messrs. Duffy and Lilienthal were earned in the year indicated and paid under the annual incentive program in the following year. Mr. Leatherdale was paid $825,000 under the key executive special incentive arrangement and $1,462,500 under the annual incentive plan in 2000 for performance in 1999. Mr. Gustafson was paid $412,500 under the key executive special incentive arrangement and $1,083,750 under the annual incentive plan in 2000 for performance in 1999. Mr. Liska was paid $206,250 under the key executive special incentive arrangement and $585,000 under the annual incentive plan in 2000 for performance in 1999. In 1999, Mr. Liska was paid a supplemental bonus of $200,000 for 1998 performance. For 1997, Mr. Liska earned $360,000 under the annual incentive plan (paid in 1998). In addition to the foregoing, Mr. Gustafson received $1,000,000 paid in February of 1999 and Mr. Liska received $700,000 paid in 1997 according to the terms of their initial employment agreements.

(2)  Amounts shown represent tax reimbursements.

(3) As of December 31, 1999, Messrs. Leatherdale, Gustafson, Liska, Duffy, and Lilienthal held 46,541, 115,000, 15,000, 7,300 and 40,080 restricted shares of Company common stock, respectively, having market values of $1,567,850, $3,874,063, $505,313, $245,919, $1,350,195, respectively.
     Mr. Leatherdale's restricted shares were received in 1997, 1998 and 1999, respectively; all but 30,000 were by acquisition of shares through the Executive Stock Ownership program. Of the shares awarded to Mr. Leatherdale under that program 1,559 vest on May 3, 2000, 4,500 vest on June 3, 2000, 4,500 vest on September 2, 2000, 2,982 vest on February 3, 2001, and 3,000 vest September 30, 2001; the 30,000 grant was awarded on February 2, 1999 and 10,000 shares will vest in each of 2000, 2001 and 2002; all shares awarded vest upon the condition that he continues to be employed by the Company. Mr. Gustafson's restricted shares were granted on February 2, 1999 and 10,000 shares will vest in each of 2000 and 2001, and 95,000 shares will vest in 2002; all shares awarded vest upon the condition that he continues to be employed by the Company. Mr. Liska's restricted shares were granted in 1997 and 7,500 shares vested in each of 1998 and 1999, and 7,500 will vest in each of 2000 and 2001, if he is then employed by the Company. Mr. Duffy's restricted shares were received in 1997, 1998, and 1999, respectively, by acquisition of shares through the Executive Stock Ownership program. Under the terms of those awards, the shares granted in 1997 and 1998 vest in three years, and the 1999 grant vests in one year, upon the condition he is then employed by the Company.
     Mr. Lilienthal's restricted shares were granted on May 5, 1998, November 3, 1998, and August 2, 1999. The restricted shares granted to
     Mr. Lilienthal in 1998 will vest in 2001, and the 15,000 restricted shares granted to Mr. Lilienthal in 1999 will vest in 5,000 share increments in August of 2000, 2001 and 2002, upon the condition that he continues to be employed by the Company. In the event of a Change in Control (defined the same as in the Stock Incentive Plan as described on page 8) of the Company, restrictions on all such restricted shares will lapse and such shares will be fully vested. Recipients of restricted stock awards are entitled to receive any dividends paid on the shares.

(4) Amounts shown for Mr. Leatherdale were earned under The St. Paul Companies' Long-Term Incentive Plan based on Company performance over a rolling three-year period ending in the year indicated. Beginning in 1997, amounts shown for Mr. Duffy were earned under both The St. Paul Companies' Long-Term Incentive Plan and the St. Paul Re Long-Term Incentive Plan
     (LTIP). The St. Paul Companies' Long-Term Incentive Plan award was earned based on Company performance over a rolling three-year period ending in the year indicated. The most recent St. Paul Re LTIP award was earned based on St. Paul Re company performance over a rolling three-year period consisting of plan years 1996 through 1998 and a one-year curing period, ending December 31, 1999. All payouts under both plans occurred in the year following the year indicated.

(5) Amounts shown in this column for the fiscal year ending December 31, 1999 consist of the following:

    Stock Ownership Plan contributions (in the form of Series B convertible preferred stock and cash, under the Stock Ownership Plan and Benefit Equalization Plan, respectively) were made in the following amounts for each executive officer: Mr. Leatherdale, $44,015; Mr. Gustafson, $37,131,
    Mr. Liska, $32,015, Mr. Duffy, $23,938; and Mr. Lilienthal, $21,709.

    Common stock, with a fair market value of $6,400 on February 1, 2000, was allocated by the Company under the Performance Share Plan to the Preferred Stock Fund accounts of Messrs. Leatherdale, Gustafson, Liska, Duffy and Lilienthal. Stock option grants were made by the Company in the amount of 2,902 shares for Mr. Leatherdale, 5,982 shares for Mr. Gustafson, 2,531 shares for Mr. Liska, 1,471 shares for Mr. Duffy, and 1,030 shares for Mr. Lilienthal in order to compensate them for that portion of their Performance Share award which could not be granted in stock under the Performance Share Plan due to IRS limitations. Performance share related compensation in the form of stock options will be reported in the year the option grants are made.

    On December 31, 1997, common stock, with a fair market value of $23,273, was allocated by the Company under the Employee Stock Ownership Plan (ESOP) to the ESOP accounts of Messrs. Leatherdale, Liska, and Duffy. Stock option grants were made by the Company in the amount of 15,078 shares for Mr. Leatherdale, 2,066 shares for Mr. Liska, and 6,076 shares for Mr. Duffy in order to compensate them for that portion of their ESOP award which could not be granted in stock under the ESOP plan due to IRS limitations.

    Under the Company's Executive Post-Retirement Life Insurance Plan, no insurance premiums were paid on behalf of the named executive officers. However, the Company did pay annual premiums of $25,277 in 1998 and $27,547 in 1999 for a split dollar life insurance policy benefitting
    Mr. Lilienthal. Cash bonuses were also paid to Mr. Lilienthal in 1998 and 1999 in amounts equal to the portion of the annual plan premiums paid by him ($3,232 and $3,754, respectively). The policy was purchased pursuant to a plan originally established by USF&G Corporation and is expected to be terminated in 2000.

    In 1998, the Company paid Mr. Lilienthal $3,478,084 in connection with his rights under the USF&G Corporation Senior Executive Severance Plan.

    Under the terms of the Company's executive relocation program, Mr. Liska was reimbursed $121,652 in 1998, Mr. Lilienthal was reimbursed $54,262 in 1998 and $37,576 in 1999, and Mr. Gustafson was reimbursed $381,795 for expenses relating to the sale of their homes, closing costs, and other relocation expenses. During the first nine months of 1997, Mr. Duffy had an interest free relocation loan, which was entered into on May 23, 1994 and renegotiated on September 30, 1997 into an interest bearing loan. Mr. Duffy was reimbursed $4,175 in 1999 for interest he paid under his renegotiated loan note.

The following tables summarize option grants and stock appreciation rights
(SARs) and exercises during fiscal 1999 to or by the executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of fiscal 1999.

                         OPTION AND SAR GRANTS IN 1999

                                            INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------
                                                % OF TOTAL
                                               OPTIONS/SARS
                       SECURITIES UNDERLYING    GRANTED TO    EXERCISE OR
                           OPTIONS/SARS         EMPLOYEES     BASE PRICE    EXPIRATION      GRANT DATE
        NAME            GRANTED (NUMBER)(5)      IN 1999       ($/SHARE)       DATE      PRESENT VALUE($)
---------------------  ---------------------   ------------   -----------   ----------   ----------------
D.W. Leatherdale(1)           150,000              3.9%         $29.625       2/1/2009      $1,231,155(6)
J.E. Gustafson(1)             130,000              3.4%         $29.625       2/1/2009      $1,067,001(6)
J.E. Gustafson(2)             125,000              3.3%         $29.625       2/1/2009      $1,025,963(6)
J.E. Gustafson(3)             187,500              4.9%         $29.625     12/01/2001      $  570,000(7)
J.E. Gustafson(4)             187,500              4.9%         $29.625     12/01/2001      $  427,500(7)
P.J. Liska(1)                  80,000              2.1%         $29.625       2/1/2009      $  656,616(6)
J.F. Duffy(1)                  40,000              1.0%         $29.625       2/1/2009      $  328,308(6)
S.W. Lilienthal(1)             40,000              1.0%         $29.625       2/1/2009      $  328,308(6)

------------------------

(1) Options were granted February 2, 1999 and have a four-year pro-rata vesting period.

(2)  Options were granted February 2, 1999 and have a one-year vesting period.

(3) Options were granted February 2, 1999, and vest on December 1, 2000. The options become exercisable, if at all, if the average daily closing price of the Company's common stock on the New York Stock Exchange during any 20 consecutive day period exceeds $50 per share.

(4) Options were granted February 2, 1999, and vest on December 1, 2000. The options become exercisable, if at all, if the average daily closing price of the Company's common stock on the New York Stock Exchange during any 20 consecutive day period exceeds $55 per share.

(5) All options will become immediately vested and exercisable in full upon a Change in Control (defined the same as in the 1994 Stock Incentive Plan as described on page 8) of the Company.

(6) The options granted on February 2, 1999 were valued at the grant date using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 22.9%; dividend yield 2.8%; risk-free rate of return of 5.2%; and the maximum exercise period at the time of grant which was 10 years.

(7) The options granted on February 2, 1999 were valued at the grant date using a barrier option-pricing model with the following assumptions: expected volatility of 22.9%; dividend yield 2.8%; risk-free interest rate of 4.7%; and the maximum exercise period at the time of grant which was 2.8 years. The barrier option-pricing model was used for these options because it takes into account the stock price vesting criteria.

                AGGREGATED OPTION AND SAR EXERCISES IN 1999 AND
                     12-31-99 YEAR-END OPTION/SAR VALUES(1)

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS/    IN-THE-MONEY OPTIONS AND
                                                    SARS AT 12/31/99 (#)      SARS AT 12/31/99 ($)
                   SHARES ACQUIRED      VALUE         EXERCISABLE(EX)/          EXERCISABLE(EX)/
      NAME         ON EXERCISE (#)   REALIZED ($)    UNEXERCISABLE(UNEX)      UNEXERCISABLE(UNEX)
-----------------  ---------------   ------------   ---------------------   ------------------------
D.W. Leatherdale       10,396         $  196,225        848,504(ex)             $5,871,909(ex)
                                                        570,000(unex)           $2,420,625(unex)
J.E. Gustafson              0         $        0              0(ex)             $       0 (ex)
                                                        630,000(unex)           $2,559,375(unex)
P.J. Liska                  0         $        0        172,066(ex)             $ 175,000 (ex)
                                                        320,000(unex)           $ 850,000 (unex)
J.F. Duffy              8,244         $  152,514        257,214(ex)             $1,924,830(ex)
                                                        116,200(unex)           $ 491,113 (unex)
S.W. Lilienthal             0         $        0         40,110(ex)             $ 200,657 (ex)
                                                         46,996(unex)           $ 162,500 (unex)

------------------------

(1)  No SARs were outstanding as of December 31, 1999.

The following table shows each potential award to Mr. Duffy under the St. Paul Re, Inc. Long-Term Incentive Plan.

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                         ESTIMATED FUTURE PAYOUTS
                                        (C)             NON-STOCK PRICE-BASED PLANS
                    (B)            PERFORMANCE OR     -------------------------------
             NUMBER OF SHARES,   OTHER PERIOD UNTIL      (D)        (E)        (F)
    (A)       UNITS, OR OTHER      MATURATION OR      THRESHOLD    TARGET    MAXIMUM
   NAME          RIGHTS(#)             PAYOUT            (#)        (#)        (#)
-----------  -----------------   ------------------   ---------   --------   --------
J. F. Duffy        9,048              12/31/02         4,524       9,048      18,096
J. F. Duffy        6,653              12/31/01         3,327       6,653      13,306
J. F. Duffy        8,836              12/31/00         4,418       8,836      17,672

The above table reflects awards of performance units under the St. Paul
Re, Inc. Long-Term Incentive Plan with respect to fiscal years 1997, 1998 and 1999. These potential threshold, target and maximum awards, which are denominated in shares of Company common stock, under the St. Paul Re, Inc. Long-Term Incentive Plan are based on salary level and the fair market value of the Company's common stock at cycle commencement. The goals for the applicable performance cycle are based on a performance standard which is weighted 66 2/3% on St. Paul Re's capital weighted accident year ROE during the performance cycle and 33 1/3% on aggregate net written premium for the performance cycle. The performance cycles are three-year rolling periods. Awards earned by Mr. Duffy are paid in cash during the quarter following the end of the curing period for the applicable performance cycle. The curing period for an applicable performance cycle ends one year after the end of the performance cycle and final payouts are based on results of the performance cycle at the end of the curing period. The amount of the cash payment for a performance cycle is based on the fair market value of the Company's common stock on the day the Company's results for the curing period are announced.

The following table shows estimated annual benefits payable upon retirement at age 65 under all qualified and non-qualified defined benefit plans of the Company.

                                 PENSION TABLE

                                      YEARS OF SERVICE
                -------------------------------------------------------------
REMUNERATION       15           20           25           30           35
------------    ---------    ---------    ---------    ---------    ---------
 $  125,000       $33,750      $45,000      $56,250      $67,500      $67,500
 $  150,000        40,500       54,000       67,500       81,000       81,000
 $  175,000        47,250       63,000       78,750       94,500       94,500
 $  200,000        54,000       72,000       90,000      108,000      108,000
 $  225,000        60,750       81,000      101,250      121,500      121,500
 $  250,000        67,500       90,000      112,500      135,000      135,000
 $  300,000        81,000      108,000      135,000      162,000      162,000
 $  350,000        94,500      126,000      157,500      189,000      189,000
 $  400,000       108,000      144,000      180,000      216,000      216,000
 $  450,000       121,500      162,000      202,500      243,000      243,000
 $  500,000       135,000      180,000      225,000      270,000      270,000
 $1,000,000       270,000      360,000      450,000      540,000      540,000
 $1,500,000       405,000      540,000      675,000      810,000      810,000
 $2,000,000       540,000      720,000      900,000    1,080,000    1,080,000
 $2,500,000       675,000      900,000    1,125,000    1,350,000    1,350,000
 $3,000,000       810,000    1,080,000    1,350,000    1,620,000    1,620,000
 $3,500,000       945,000    1,260,000    1,575,000    1,890,000    1,890,000
 $4,000,000     1,080,000    1,440,000    1,800,000    2,160,000    2,160,000

All of the executive officers named in the Summary Compensation Table participate in the Company's defined benefit pension plans. The amount of their remuneration which is covered by the plans is the amount set forth in the salary and bonus columns of the Summary Compensation Table. Plan benefits are calculated on the basis of a life annuity and are subject to integration with Social Security. Certain highly compensated Company employees, including Messrs. Leatherdale and Duffy, may be entitled to slightly increased benefits under the plans, based on a formula of 55 percent of final average compensation prorated over 30 years, without any integration with Social Security. Based on those calculations, Messrs. Leatherdale and Duffy may be entitled to increased benefit amounts of approximately 1% more than benefits represented in the Pension Plan Table. These differing payments are the result of their pension benefits being grandfathered under a pension formula which was in place prior to 1989. The formula was changed in 1989 to comply with Internal Revenue Code requirements. The current number of credited years of service for those officers is as follows:
Mr. Leatherdale-28; Mr. Gustafson-0; Mr. Liska-2; Mr. Duffy-18, and
Mr. Lilienthal-1. Retirement benefits for Messrs. Leatherdale, Duffy and Lilienthal are fully vested.

AMENDED AND RESTATED SPECIAL SEVERANCE POLICY

Under the Company's Amended and Restated Special Severance Policy ("Policy"), severance benefits would be provided to eligible employees of the Company, including all of the named executives, in the event their employment terminates under certain conditions within two years following a Change of Control. "Change of Control" is generally defined as (i) members of the Board of Directors on February 1, 1999 (the "Incumbent Board") cease to constitute a majority thereof, provided that persons subsequently becoming directors with the approval of directors constituting at least two-thirds of the Incumbent Board will be considered as members of the Incumbent Board (subject to certain exceptions relating to actual or threatened election contests or solicitation of proxies or consents), (ii) any person as defined in the Exchange Act, other than the Company, a Company subsidiary or an underwriter temporarily holding securities pursuant to an offering of such securities, is or becomes the beneficial owner of 30% or more of the Company's voting securities, (iii) the consummation of a merger or consolidation or similar transaction involving the Company, or the sale of all or substantially all of the Company's assets to an unaffiliated entity, unless immediately after such corporate transaction or sale, more than 60% of the voting securities of the corporation resulting from such corporate transaction or sale (or if applicable, the ultimate parent corporation) is represented by voting securities of the Company that were outstanding immediately prior to such corporate transaction or sale (or by shares into which such Company voting securities were converted), provided that certain conditions are satisfied and (iv) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company. If the employment of any Named Executive is terminated within two years after a Change of Control by the employer other than for Cause, or the employee for Good Reason, or if the employment of the Named Executive terminates for any reason during the 30-day period commencing on the anniversary of the Change in Control, the Named Executive would become entitled to certain benefits.

Under the Policy the term "Cause" is generally defined as willfully engaging in illegal conduct or gross misconduct which is materially injurious to the employer; and willful and continued failure to perform duties after a written demand. "Good Reason" is defined to include such situations as a change in duties or responsibilities that is inconsistent in any materially adverse respect with the Named Executive's positions, duties, responsibilities or status prior to the Change in Control, a materially adverse change in the Named Executive's titles and offices (including, if applicable, membership on the Board of Directors) as in effect immediately prior to the Change in Control, a reduction in the Named Executive's rate of base salary or annual target bonus opportunity, job relocations of a certain type and failure to maintain benefits that are substantially the same as are in effect when the Change of Control occurs.

The following is a summary of the severance benefits provided to Named Executives under the Policy:

        1. A Named Executive Officer will receive a lump sum severance payment equal to three times the sum of (i) the highest annual base salary rate payable to the Named Executive during the 12-month period immediately prior to termination and (ii) the Named Executive's target bonus for the year of termination.

        2. Participation will be continued for three years in those medical, dental, disability and life insurance programs in which the Named Executive participated on the date employment terminated.

        3. Outplacement assistance will be provided which is no less favorable than under the terms of the outplacement assistance plan applicable to the Named Executive at the time of the Change in Control, unless the Named Executive elects to receive a lump cash payment in lieu thereof.

        4. If the payments to the Named Executives would be subject to the excise tax on "excess parachute payments" imposed by Section 4999 of the Code, the Company will reimburse the Named Executive for the amount of such excise tax (and the income and excise taxes on such reimbursement).

The Policy is subject to amendment or termination at any time prior to a Change of Control unless the amendment or termination is approved within 12 months of the Change in Control and would adversely affect the rights (or potential rights) of the Named Executive. After a Change of Control, no amendment or termination of the Policy may adversely affect the rights (or potential rights) of the Named Executive with respect to such Change in Control.

EMPLOYMENT CONTRACTS

J. E. GUSTAFSON--In addition to the Special Severance Policy and the normal change in control provision of the Company's benefit plans, Mr. Gustafson has an employment agreement with the Company commencing January 30, 1999 and ending December 31, 2002 that provides that in the event his employment is terminated within two years after a Change in Control (as that term is generally defined above), he will receive the greater of the benefits provided under the Policy or those provided under his employment agreement for termination other than for Cause.

If he is terminated for reasons other than for Cause, or if he terminates his agreement for Good Reason, Mr. Gustafson will receive a severance payment equal to 300% of the sum of his highest base salary during the previous 12 month period and the average of the annual bonus paid to him for the two previous fiscal years, continued participation in the Company's welfare plans for three years, and the full vesting of the stock options and restricted stock granted to him at the commencement of his employment with the Company. Good Reason means
(i) a reduction in base salary, (ii) the removal of or failure to elect or re-elect him as President and Chief Operating Officer prior to May 7, 2002 or the failure to elect him as Chairman or Chief Executive Officer of the Company on May 7, 2002 or an earlier date in the event that the current Chairman and Chief Executive Officer of the Company is no longer serving in such capacities,
(iii) being assigned duties materially inconsistent with his current position, or (iv) a requirement by the Company that he relocate more than 50 miles from where the headquarters are located on the date of the commencement of his employment. The agreement provides that if the current Chairman and Chief Executive Officer continues to serve as Chairman in the Board's discretion, Mr. Gustafson will not have Good Reason if he is elected to serve as Chief Executive Officer.

If Mr. Gustafson is terminated for Cause or in the event of death or disability, he will be entitled to unpaid base salary, any earned but unpaid bonus, reimbursement of reasonable business expenses through his date of termination and other additional benefits as provided for in the employee benefit programs of the Company.

The agreement also provides for a base salary of $850,000 and an annual bonus with a target level of 85% of his base salary. It is expected that the annual target grant of stock options would cover 130,000 shares of the Company stock. Under the terms of the agreement, Mr. Gustafson is eligible to participate in all of the employee benefit plans of the Company. The agreement also includes typical noncompetition and nonsolicitation provisions that survive termination of employment for two years, except in Change of Control circumstances.

Mr. Gustafsons's agreement provides for an initial award of 30,000 shares of restricted stock which vest in three equal installments commencing on the first anniversary of his employment. In consideration for entering into the agreement, Mr. Gustafson received a one time bonus, options to purchase shares of the Company's common stock and shares of restricted stock pursuant to the terms of the Stock Incentive Plan as noted in the summary compensation and stock option tables above.

The agreement also provides for an initial grant of 375,000 performance stock options of which (i) 50% become exercisable on December 2, 2000 if he is employed by the Company until at least December 2, 2000 and the 20-day average price of a share of Company common stock exceeds $50 per share before December 1, 2001, and (ii) the balance vest on the later of December 2, 2000 or the date the 20-day average price of a share of Company common stock exceeds $55 per share before December 1, 2001.

P. J. LISKA--Mr. Liska has an employment agreement, dated January of 1997, that provides that, in addition to the Special Severance Policy and the normal change in control provisions of the Company's benefit plans, if he is terminated as a result of any reason other than (i) Cause or (ii) Change in Control (as those terms are generally defined above) or if he terminates the agreement for Good Reason after January of 2000, he will receive, a severance payment equal to 150% of his then current salary and average annual incentive in the previous three years, all contingent on Mr. Liska agreeing to sign the standard Company severance agreement releasing the Company from legal liability for his termination. The agreement also provides for three additional years of credited service to the pension plan if he is vested at the time of termination and, if termination is within the first six years, a cash payment equal to unvested Savings Plus, Executive Savings Plus and ESOP balances. Good Reason means (i) a reduction in base salary, (ii) failure of the Company to make available to him on terms not less favorable any benefit or compensation plan which has been made available to other comparable executives, (iii) a receipt of an annual incentive payout based on financial measures which are shared with other senior executives that is not consistent with the payout criteria of the other executives,
(iv) being assigned duties materially inconsistent with his current position or a material adverse change in his title or line of authority through which he is required to report, or (v) a relocation of the Company to a location outside the greater Minneapolis/ St. Paul metropolitan area. As part of his 1997 hiring agreement Mr. Liska received the one time bonus, salary and incentive payment, restricted and stock option awards that are included in the summary compensation and stock option tables above. Mr. Liska also has an agreement with the Company that entitles him to (i) $255,000 if he is employed by the Company after December 2, 2000 and the 20-day average price of a share of Company common stock exceeds $50 per share before December 1, 2001; and (ii) an additional $255,000 if he is employed by the Company after December 2, 2000 and the 20-day average price of a share of Company common stock exceeds $55 per share before December 1, 2001. The agreement also includes typical noncompetition and nonsolicitation provisions that survive termination of employment for two years.

S. W. LILIENTHAL--Mr. Lilienthal has a three year employment contract with the Company that began on April 24, 1998 (the effective date of the merger of USF&G Corporation and the Company). Under the contract, as amended in August of 1999, Mr. Lilienthal is entitled to: (i) receive an annual base salary of $450,000, with annual upward adjustments based on actual performance, (ii) participate in the Company's annual incentive plan with a target bonus opportunity of 45 percent and a maximum bonus opportunity of 67.5 percent of his annualized base salary, measured on the Company's and his performance, (iii) participate in the Company's Stock Incentive Plan with an annual target of 48,000 option shares, (iv) a hiring bonus equal to 16,080 shares of the Company's restricted stock granted in May of 1998 and 9,000 granted in November of 1998, all fully vested and transferable at the end of the three year period, (v) a lump sum cash payment of $25,200 being paid to replace his former automobile allowance,
(vi) coverage by the Company's "Homeowners Plan 1" which contains provisions related to "loss on sale" and a commitment to provide full reimbursement of those losses that relate to the sale of his principal residence in Baltimore, and (vii) participation in those Company savings and retirement plans generally available to employees at his level as well as the welfare plans available to Company employees.

If Mr. Lilienthal's employment is terminated prior to the end of the three year period, the Company will provide severance payments. If his employment is terminated without Good Reason or for Cause, there will be no further payments except for payments that were due and payable prior to his termination. If his employment is terminated with Good Reason or if he is involuntarily terminated without Cause, his hiring bonus will vest at the later of one year from the date of grant or the effective date of such termination, and he will receive all other compensation and benefits described above, including incentive bonuses paid at the target 45 percent of annualized base salary level prorated with respect to any partial bonus period, for the period beginning on the date of such termination and ending on the later of the end of the three year period or the date which is twelve months following termination.

Mr. Lilienthal may elect under the agreement to receive severance benefits under the severance plan applicable to senior executives of the Company in effect at the time of termination if the termination occurs within 12 months of the last day of the three year period. In addition, Mr. Lilienthal will receive welfare benefit continuation if his employment is involuntarily terminated by the Company without Cause or if he voluntarily terminates his employment for Good Reason.

In the event of a Change in Control (as that term is generally defined above), which results in his termination during the three year period, Mr. Lilienthal's hiring bonus will immediately vest and become transferable, and he will be entitled to all other amounts payable under the Company's Special Severance Policy in force as of the date of the Change in Control of the Company.
Mr. Lilienthal's employment agreement also contains non-competition provisions which survive termination for 12 months except in Change in Control circumstances. After a Change in Control, Mr. Lilienthal may resign voluntarily without Good Reason. However, such a voluntary resignation will terminate his rights to benefits under the employment agreement.

In the event of termination on account of death or disability, Mr. Lilienthal will receive a pro rata portion of the hiring bonus. Generally, if the Company terminates Mr. Lilienthal's employment at or after the end of the three year term of this agreement, he will be entitled to those severance benefits described in the Company's Executive Severance Plan.

The following graph shows a five year comparison of cumulative total return for the Company's common stock and the common stock of companies included in the following: the S&P 500 Index, a combination of the S&P 500 Property-Casualty Index and the S&P 500 Multiline Insurance Index, and the S&P 500 Property-Casualty Index, which the Company believes is the most appropriate comparative index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                          THE ST. PAUL COMPANIES, INC.
      S&P 500 INDEX, S&P 500 PROPERTY-CASUALTY INDEX, AND COMBINED S&P 500
            PROPERTY-CASUALTY INDEX AND S&P 500 MULTILINE INSURANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            ST. PAUL  S&P 500 INDEX          S&P 500               COMBINED S&P PROPERTY-
                                     PROPERTY-CASUALTY INDEX  CASUALTY AND MULTILINE INSURANCE
12/31/1994   $100.00        $100.00                  $100.00                           $100.00
1995         $128.00        $137.50                  $135.00                           $147.00
1996         $139.30        $169.10                  $164.80                           $183.90
1997         $199.90        $225.00                  $239.30                           $279.70
1998         $174.10        $290.00                  $222.60                           $309.40
1999         $174.20        $351.10                  $166.00                           $329.00

Assumes $100 invested on December 31, 1994.
Companies in the S&P 500 Property-Casualty Index are the following: The St. Paul Companies, Inc., SAFECO Corporation, MGIC Investment Corp., The Chubb Corporation, Cincinnati Financial, Progressive Corp., Allstate Corporation and Loews Corporation. Companies in the S&P 500 Multiline Insurance Index are the following: American International Group, Inc., CIGNA Corporation, and Hartford Financial Services Group. Returns of each of the companies included in these indices have been weighted according to their respective market capitalizations.

In the "Comparison of Five Year Cumulative Total Return" chart in the Company's 1999 proxy statement, the cumulative total return of Company common stock was compared to that of the stock of companies in (1) the S&P 500 Index, and (2) a combination of the S&P 500 Property-Casualty Index and the S&P 500 Multiline Insurance Index. Executive management of the Company believes that it is no longer appropriate to include the S&P 500 Multiline Insurance Index in this comparison because the companies included in that index derive a much larger portion of their revenue and earnings from sources other than property-casualty insurance than those companies in the S&P 500 Property-Casualty Index, including the Company. In fact, CIGNA Corporation sold all of its property-casualty insurance operations during 1999. In addition, the market capital weighting used to combine the two indices caused the combination to be significantly skewed toward multiline performance. Because of this, in subsequent years management intends to compare the performance of Company common stock only to that of the S&P 500 Index and the S&P 500 Property-Casualty Index.

                           INDEBTEDNESS OF MANAGEMENT

Messrs. Leatherdale and Duffy, and other executive officers: Mike Conroy, Bruce Backberg, Robert Lamendola, Mark Pabst, Kent Urness, Steve Klingel, Karen Himle, David Nachbar and Janet Nelson, as participants in the Company's Special Leveraged Stock Purchase Program obtained loans from the Company in order to purchase Company common stock in the open market ("Purchase Loans"). The Purchase Loans are secured by a pledge of the Company common stock purchased with the loan proceeds (the "Purchased Stock"). The Purchase Loans accrue interest at the Applicable Federal Rate for loans of such maturity (5.22% in May
1999) beginning on the date the Purchase Loan is taken out, and unpaid interest is compounded annually. Accrued but unpaid interest on each Purchase Loan will be added to the principal balances of the Purchase Loan. For loans taken out prior to May, 1999, fifty percent of the principal balance of each Purchase Loan will be payable May 7, 2002, though the participant may prepay at any time. The outstanding balance on those Purchase Loans will be due and payable May 7, 2003. For loans taken out May, 1999 and later, one hundred percent of the principal balance of each Purchase Loan will be payable five years from each original loan date, though the participant may prepay at any time. The payment of a Purchase Loan will be accelerated if a participant's service is terminated because of resignation or involuntary termination for cause. In those instances, the Purchase Loan must be paid within 30 days following such event. If a participant's termination of service is due to retirement, death, disability or following a Change of Control (as defined in the program), the Purchase Loan must be repaid over a two-year period following such event. The Purchased Stock will be pledged to secure the Purchase Loan, but the participant will be permitted at any time to sell the Purchased Stock so pledged, provided that the proceeds from such sale are applied against the outstanding balance of the Purchase Loan. Maximum amounts outstanding during 1999 and the amounts outstanding on December 31, 1999 for each of the following were:
Mr. Leatherdale ($3,366,571); Mr. Duffy ($1,118,148); Mr. Conroy ($984,337);
Mr. Backberg ($209,942); Mr. Lamendola ($1,029,535); Mr. Pabst ($1,191,403);
Mr. Urness ($1,023,225); Mr. Klingel ($515,966); Ms. Himle ($511,393);
Mr. Nachbar ($1,032,206); and Ms. Nelson ($1,190,624).

In addition, Mr. Duffy has received a loan from the Company which was made in connection with his relocation. The former interest free loan was originally entered into on May 23, 1994 and renegotiated on September 30, 1997. The loan is evidenced by a demand note which bears interest at the applicable Federal rate (4.52% for January 1, 1999 and 4.92% for June 30, 1999), and is due on
February 15, 2001. The largest principal amount outstanding under the loan during 1999 was $81,250 and the outstanding principal amount outstanding as of March 1, 2000 was $32,500.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 13, 2000 (except as set forth below) regarding the beneficial ownership of capital stock of the Company by each person known to own 5 percent or more of the outstanding shares of each class of the Company's capital stock, each director and director nominee of the Company, each of the executive officers of the Company included in the Summary Compensation Table, and all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated, the shareholders indicated in the table have sole voting and investment powers with respect to the capital stock owned by them.

                                       AMOUNT AND NATURE OF                       PERCENT OF CLASS OF
                                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS   SERIES B CONVERTIBLE
          BENEFICIAL OWNER               OF COMMON STOCK      OF COMMON STOCK     PREFERRED STOCK(4)
          ----------------             --------------------   ----------------   ---------------------
Sanford C. Bernstein & Co., Inc.            19,456,820(1)            8.6%                   0
767 Fifth Avenue
New York, NY 10153

Fidelity Management Trust Company            **       (2)         **    (2)               100(2)
82 Devonshire Street, H11D
Boston, MA 02109-3614

D.W. Leatherdale                             1,225,147(3)         *                   *

J.E. Gustafson                                 272,942(3)         *                   *

P.J. Liska                                     223,339(3)         *                   *

J.F. Duffy                                     360,224(3)         *                   *

S.W. Lilienthal                                 95,046(3)         *                   *

H.F. Baldwin                                    19,533(3)         *                         0

M.R. Bonsignore                                 30,486(3)         *                         0

J.H. Dasburg                                    64,716(3)         *                         0

W.J. Driscoll                                   45,908(3)         *                         0

K.M. Duberstein                                 11,296(3)         *                         0

P.M. Grieve                                     99,708(3)         *                         0

T.R. Hodgson                                    14,314(3)         *                         0

D.G. John                                       11,000(3)         *                         0

W.H. Kling                                      31,908(3)         *                         0

B.K. MacLaury                                   25,490(3)         *                         0

G.D. Nelson, M.D.                              102,720(3)         *                         0

A.M. Pampusch, Ph.D.                            30,496(3)         *                         0

G.M. Sprenger                                   15,716(3)         *                         0

                                       AMOUNT AND NATURE OF                       PERCENT OF CLASS OF
                                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS   SERIES B CONVERTIBLE
          BENEFICIAL OWNER               OF COMMON STOCK      OF COMMON STOCK     PREFERRED STOCK(4)
          ----------------             --------------------   ----------------   ---------------------
All Directors, Director Nominees and         3,959,808(3)            1.8%                   0
Executive Officers as a Group
(31 Persons)

------------------------

* Indicates ownership of less than 1% of the Company's outstanding common stock.

** Indicates ownership of less than 5% of the Company's outstanding common stock.

(1) This figure, as of December 31, 1999, was reported in a Schedule 13G filed with the Securities and Exchange Commission. With respect to those shares, Sanford C. Bernstein & Co., Inc. had sole power to direct the vote of 10,823,409 shares, shared power to direct the vote of 2,338,633 shares, and sole power to direct the disposition of all 19,456,820 shares.

(2) Fidelity Management Trust Company owns less than 5% of the outstanding shares of the Company's common stock. Fidelity Management Trust Company holds 100% of the 855,366 outstanding shares of Series B convertible preferred stock as of March 13, 2000.

(3) Under the Company's stock option plan, the named executive officers and directors have the right to acquire beneficial ownership of the following number of shares within 60 calendar days: Mr. Leatherdale, 872,344;
     Mr. Gustafson, 157,500, Mr. Liska, 192,066; Mr. Duffy, 254,854;
     Mr. Lilienthal, 50,110; Messrs. Driscoll, Grieve and MacLaury 23,000 each; Dr. Pampusch, 21,000; Messrs. Bonsignore and Kling 21,000 each;
     Dr. Nelson, 19,000; Mr. Dasburg, 15,000; Mr. Sprenger, 13,000; Mr. John, 11,000; Mr. Hodgson, 9,000; Messrs. Baldwin and Duberstein 7,692 each; and all directors, director nominees and executive officers as a group 2,541,581. These shares are included in the totals shown for each individual and the group of all directors, director nominees and executive officers.

    The following number of restricted shares are held, as of February 25, 2000, by the Company under its restricted stock award plan, stock incentive plan, and non-employee director stock retainer plan, for the named executive officers and director or director nominees: Mr. Leatherdale, 46,451;
    Mr. Gustafson, 115,000; Mr. Liska, 7,500; Mr. Duffy, 7,300; Mr. Lilienthal, 40,080; Messrs. Driscoll, Grieve, Kling and Nelson 3,562 each;
    Dr. Pampusch, 3,562; Mr. Bonsignore, 3,140; Messrs. Dasburg and Sprenger 2,716 each; Mr. Hodgson, 1,314; Messrs. Baldwin and Duberstein 728 each; and Mr. MacLaury, 424. The number of shares of restricted stock held by all directors, director nominees and executive officers as a group is 396,464. Those director nominees and executive officers have sole voting power and no investment power with respect to those shares. These shares are included in the total shares for each individual and the group of all directors, director nominees and executive officers.

    Under the Company's Stock Ownership Plan, the following number of shares of common stock have been allocated to the Employee Stock Ownership (ESOP) accounts of the following executive officers: Mr. Leatherdale, 8,116;
    Mr. Liska, 570; Mr. Duffy, 6,998; and all executive officers as a group 53,107. These shares are included in the totals shown for each executive officer and for all executive officers as a group. Employees (including executive officers) have sole voting power and no investment power over shares allocated to their ESOP accounts, except that a participant may, for a period of six years following the year in which the participant attains age 55, elect to diversify a portion of his/her ESOP/Preferred Stock Fund account into investments offered through the Stock Ownership Plan or otherwise.

    Under the Company's director's deferred compensation plan, participating non-employee directors are eligible to defer directors' fees to among others, a Company common stock equivalent account. Directors electing common stock equivalents have their deferred accounts credited with the number of common shares of the Company which could have been purchased with the fees on the date they were deferred. This is a "phantom" arrangement and no common shares are actually purchased or held for any director's account. However, dividends on phantom shares are credited to participating directors' accounts, and the value of a participating director's common stock account fluctuates with changes in the market value of the Company's common stock. The following directors had the following number of phantom shares of common stock allocated to their deferred compensation accounts as of December 31, 1999: Mr. Baldwin, 443 shares; Mr. Bonsignore, 7,850 shares; Mr. Dasburg, 435 shares; Mr. Duberstein, 1,376 shares; Mr. Grieve, 28,098 shares; Mr. Hodgson, 387 shares; Mr. Kling, 4,693 shares; Dr. Nelson, 3,224 shares; and Dr. Pampusch, 1,849 shares.

(4) Under the Company's Stock Ownership Plan, the following number of Series B convertible preferred shares have been allocated to the Preferred Stock Fund accounts of the following executive officers: Mr. Leatherdale, 2,013 shares; Mr. Gustafson, 442, Mr. Liska, 702 shares; Mr. Duffy, 1,860 shares; Mr. Lilienthal, 442 shares; and all executive officers as a group, 24,616 shares. Each share of Series B preferred stock is convertible into and votes as if it were eight shares of the Company's common stock. These shares, as if converted to common stock, are included in the totals shown for each executive officer and for all executive officers as a group. Employees (including executive officers) have sole voting power and no investment power over shares allocated to their Preferred Stock accounts, except that a participant may, for a period of six years following the year in which the participant attains age 55, elect to diversify a portion of his/ her ESOP/Preferred Stock account into investments offered through the Stock Ownership Plan or otherwise. All Series B convertible preferred shares are held in trust with Fidelity Management and Trust Company serving as Trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of St. Paul's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and beneficial owners with more than 10% of the Company common stock are required by SEC regulations to furnish St. Paul with copies of all Section 16(a) forms they file.

Based solely on the Company's review of copies of such reports and written representations from the Company's executive officers and directors, the Company believes that its executive officers and directors complied with all Section 16(a) filing requirements during 1999, except for the following transaction from 1998 which came to the Company's attention during 1999:

    - On May 5, 1998, Thomas A. Bradley, Senior Vice President-Finance, acquired

      8,000 shares of Company common stock. These shares were restricted shares granted under the Company's Stock Incentive Plan. This transaction was reported to the SEC on a Form 5 dated February 8, 2000.

SHAREHOLDER PROPOSALS 2001 ANNUAL MEETING

If any shareholder wishes to propose a matter for consideration at the Company's Annual Meeting of Shareholders scheduled to be held on May 1, 2001, the proposal should be mailed by Certified Mail-Return Receipt Requested to the Company's corporate secretary, 385 Washington Street, St. Paul, MN 55102. To be eligible under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) for inclusion in the Company's 2001 Annual Meeting Proxy Statement and form of proxy to be mailed in March of 2001, a proposal must be received by the Company's corporate secretary on or before December 1, 2000.

For a shareholder proposal submitted outside of the process provided by Rule 14a-8, to be eligible for consideration at the Company's 2001 Annual Meeting, notice must be received by the Company's corporate secretary by March 2, 2001. Any such notice must include as to each matter such shareholder proposes to bring before the 2001 Annual Meeting (i) a brief description of the business desired to be brought before the 2001 Annual Meeting and the reasons for conducting such business at the 2001 Annual Meeting; (ii) the name and address, as they appear on the Company's share register, of the shareholder proposing such business; (iii) the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder, and (iv) any material interest of such shareholder in such business.

OTHER BUSINESS

The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

/s/ Sandra Ulsaker Wiese
--------------------------------------

Sandra Ulsaker Wiese    St. Paul, Minnesota
Corporate Secretary          March 24, 2000
By Authority of the
Board of Directors

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST ADDRESSED TO:
                                     SANDRA ULSAKER WIESE
                                     CORPORATE SECRETARY
                                     THE ST. PAUL COMPANIES, INC.
                                     385 WASHINGTON STREET
                                     ST. PAUL, MN 55102

                            THE ST. PAUL COMPANIES, INC.
                   AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN


     1. PURPOSE. The purposes of The St. Paul Companies, Inc. 1994 Stock Incentive Plan (the "Plan") are (i) to promote the interests of The St. Paul Companies, Inc. (the "Company") and its shareholders by attracting and retaining key officers, managers, and Non-Employee Directors of the Company and its subsidiaries upon whom major responsibilities rest for the successful administration and management of the Company's business, (ii) to provide such officers, managers and Non-Employee Directors with incentive-based compensation in the form of Company stock, which is supplemental to any other compensation or benefit plans, based upon the Company's sustained financial performance,
(iii) to encourage decision making based upon long-term goals and (iv) to align the interest of such officers, managers, and Non-Employee Directors with that of the Company's shareholders by encouraging them to acquire a greater ownership position in the Company.

     2. DEFINITIONS. Wherever used herein, the following terms shall have the respective meanings set forth below:

     "Award" means an award to a Participant made in accordance with the terms of the Plan.

     "Board" means the Board of Directors of the Company.

     "Committee" means the Personnel and Compensation Committee of the Board, or a subcommittee of that committee.

     "Common Stock" means the common stock of the Company.

     "Disinterested Person" means "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission, as amended from time to time, and, generally, means any member of the Board who is not at the time of acting on a matter, and within the previous year has not been, an officer of the Company or a subsidiary.

     "Participant" means a key officer or manager of the Company or its subsidiaries who is selected by the Committee to participate in the Plan or a Non-Employee Director who is granted options under the provisions of Section 20 and/or Section 21 of the Plan.

     3.    SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Section 16, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall not exceed fourteen million four hundred thousand (14,400,000). Subject to approval of an amendment to this Plan by the shareholders at the 2000 Annual Meeting, the number of shares of Common Stock available and reserved for grants of Awards under this Plan will be increased to nineteen million nine hundred thousand (19,900,000) shares.

The shares of Common Stock issued under the Plan will come from authorized and unissued shares. Shares of Common Stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, shall thereafter again be available for grant under the Plan. No more than twenty per cent (20%) of all shares subject to the Plan may be granted to Participants as restricted stock.

     4. ADMINISTRATION. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

     Subject to the provisions of the Plan and except where inconsistent with the provisions of Section 20, 21 and 22 of the Plan, the Committee shall (i) select the Participants, determine the type of Awards to be made to Participants, determine the shares subject to Awards, and (ii) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     5. ELIGIBILITY. Non-Employee Directors shall become Participants under the provisions of Section 20 of the Plan and may become Participants under Section 21 of the Plan. In addition, the Committee shall select from time to time as Participants in the Plan such officers and managers of the Company or its subsidiaries who are responsible for the management of the Company or a subsidiary or who are expected to contribute in a substantial measure to the successful performance of the Company. No employee shall have at any time the right (i) to be selected as a Participant, (ii) to be entitled to an Award, or (iii) having been selected for an Award, to receive any further Awards.

     6. AWARDS. Awards under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, or nonstatutory stock options), Rights and restricted stock. Awards of restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

     7.    STOCK OPTIONS.    The Committee shall establish the option price at
the time each stock option is granted, which price shall not be less than the closing price of a share of the Common Stock on the New York Stock Exchange on the date of grant, or the fair market value of a share of the Common Stock if it is not so listed, as determined by the Committee.  Stock options shall be exercisable for such period as specified by the Committee, but in no event may options become exercisable less than one year after the date of grant (unless specifically approved by the Committee to attract a key exceutive to join the Company and except in the case of a Change of Control) or be exercisable for a period of more than ten (10) years after their date of grant. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash (including check, bank draft or money order), by tender of shares of Common Stock owned by the Participant valued at fair market value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of
Common Stock and such other consideration.   No Participant may be granted
Awards of stock options with respect to more than one million six hundred thousand (1,600,000) shares (as adjusted for the Stock Split) of Common Stock during the term of the Plan, subject to adjustment as provided in Section 16.

     8.    STOCK APPRECIATION RIGHTS.    Stock appreciation, or similar rights
(each a "Right") may be granted either concurrently with or subsequent to the
date of grant of the related stock option.   A Right shall entitle the
Participant to receive from the Company an amount equal to the increase of the fair market value of one (1) share of Common Stock on the date of exercise of the Right over the fair market value of one (1) share of Common Stock on the date of grant. The Committee shall determine in its sole discretion whether the Right shall be settled in cash, Common Stock or a combination of cash and Common Stock. In no event may Rights with respect to more than one million six hundred thousand (1,600,000) shares (as adjusted for the Stock Split) of Common Stock in the aggregate be granted to any Participant during the term of the Plan, subject to adjustment as provided in Section 16.

     9. TERMINATION OF STOCK OPTIONS AND RIGHTS. Each option and any related Rights shall terminate:

     If the Participant is then living, at the earliest of the following times:

     (i)   ten (10) years after the date of grant of the option;

     (ii) three (3) years after the date of retirement for options granted prior to February 2, 1999. For options granted on or after February 2, 1999, there will be no acceleration of the termination of that person's options due to retirement.

     (iii) one (1) month after termination of employment other than termination because of retirement or through discharge for cause provided, however, that if any option is not fully exercisable at the time of such termination of employment, such option shall expire on the date of such termination of employment to the extent not then exercisable;

     (iv) immediately upon termination of employment through discharge for cause; or

     (v) any other time set forth in the agreement describing and setting the terms of the Award, which time shall not exceed ten (10) years after the date of grant.

     If the Participant dies while employed by the Company or any subsidiary, or if no longer so employed dies prior to termination of the entire option hereof, the Participant's options and Rights shall terminate one (1) year after the date of death, but subject to earlier termination pursuant to
     Section 9 (i) or (iv).  However, notwithstanding the provisions of
     Section 9 (iv), to the extent an option is exercisable on the date of the Participant's death, it shall remain exercisable until the earlier of one hundred eighty (180) days following the date of death or ten (10) years after the date of grant. To the extent an option is exercisable after the death of the Participant, it may be exercised by the person or persons to whom the Participant's rights under the agreement have passed by will or by the applicable laws of descent and distribution.

     10.   RESTRICTED STOCK.    Restricted stock may be granted in the form
of actual shares of Common Stock which shall be evidenced by a certificate registered in the name of the Participant but held by the Company until the end of the restricted period. Any employment conditions, performance conditions and the length of the period for vesting of restricted stock shall be established by the Committee in its discretion. In no event will Awards of restricted stock to any one Participant total more than two hundred thousand (200,000) shares (as adjusted for the Stock Split) of Common Stock during the term of the Plan, subject to adjustment as provided in Section 16.
 Any performance conditions applied to any Award of restricted stock may include earnings per share, net income, operating income, total shareholder return, market share, return on equity, achievement of profit or revenue targets by a business unit, or any combination thereof. No Award of restricted stock may vest earlier than one year from the date of grant (unless specifically approved by the Committee to attract a key executive to join the Company and except in the case of a Change of Control or in the event that the Participant dies, retires or terminates employment due to disability).

     11.   TERM SHEETS OR AGREEMENTS.    Each Award under the Plan shall be
evidenced by a term sheet or an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

     12.   CHANGE OF CONTROL.    In the event of a Change of Control, as
hereinafter defined, (i) all Rights shall become exercisable in full, (ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested; and (iii) subject to any limitations set forth in agreements documenting any stock option Awards, all stock options shall become immediately exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

     "Change of Control" means a change of control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on May 3, 1994, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty per cent (50%) or more of the Common Stock; or (b) individuals who constitute the Board on May 3, 1994, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 3, 1994, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on May 3, 1994 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Board on May 3, 1994.

     13.   WITHHOLDING.    The Company and its subsidiaries shall have the
right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes required by law (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose fair market value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

     14.   NONTRANSFERABILITY.    No amount payable or other right under the
Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, except by will or the laws of descent and distribution, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void.

     Not withstanding the foregoing, a Participant who is a current or former Director of the Company may, upon notice to the Company's Corporate Secretary, transfer nonstatutory stock options through gift or a domestic relations order to (i) a Family Member (as defined below), (ii) a trust in which the Participant and/or the Participant's Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which the Participant and/or the Participant's Family Members control the management of assets, or (iv) any other entity in which the Participant and/or the Participant's Family Members own more than fifty percent of the voting interest. A sale or other transfer of a nonstatutory stock option for value shall not be treated as a "gift" for purposes of this paragraph; provided, however, that neither of the following types of transfers shall be treated as a prohibited transfer for value: (1) a transfer under a domestic relations order, and (2) a transfer to an entity described in clause (iv) of the preceding sentence in exchange for an interest in such entity.

     For purposes of the preceding paragraph, a "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant (including any adoptive relationships) and any person sharing the Participant's household (other than a tenant or employee of the Participant).

     15.   NO RIGHT TO EMPLOYMENT.    No person shall have any claim or right
to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

     16.   ADJUSTMENT OF AND CHANGES IN COMMON STOCK.    In the event of any
stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other change in the corporate structure or shares of stock of the Company, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

     17.   AMENDMENT.    The Board may amend, suspend or terminate the Plan or
any portion thereof at any time, provided that (i) no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) no amendment, suspension or termination may adversely affect any outstanding Award without the consent of the Participant to whom such Award was made.

     18.   GOVERNING LAW.    The Plan shall be construed and its provisions
enforced and administered in accordance with the laws of the State of Minnesota.

     19.   EFFECTIVE DATE.    The Plan shall be effective as of May 4, 1994.
Subject to earlier termination pursuant to Section 17, the Plan shall have a term of ten (10) years from its effective date.

     20.   AUTOMATIC GRANT TO NON-EMPLOYEE DIRECTORS.    Commencing with the
first meeting of the Board in November 1999, each year on the date of the first meeting of the Board in November of each such year (a "November Board Meeting"), each Non-Employee Director who is a director on such date shall, without any Committee action, automatically be granted a stock option to purchase six thousand (6,000) shares of Common Stock (subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan). Each such option shall be evidenced by and subject to the provisions of an agreement setting forth the terms described in Section 22 and such additional terms of the Plan as are not inconsistent with the terms of Section 22.

     21. DISCRETIONARY GRANT TO NON-EMPLOYEE DIRECTORS. The Board may, subsequent to the effective date of the Plan, permit Non-Employee Directors to choose to receive all or a portion of their basic annual retainer in the form of stock options valued in accordance with a method deemed appropriate by the Committee. Each such option shall be evidenced by and subject to the provisions of an agreement setting forth the terms described in Section 22 and such additional terms of the Plan as are not inconsistent with the terms of Section 22.


     22. NON-EMPLOYEE DIRECTOR OPTIONS. Options granted pursuant to Section 20 or 21 shall have an exercise price per share equal to 100% of the fair market value of one (1) share of Common Stock on the date the option is granted, shall become exercisable in full one (1) year after the date of grant, and shall remain exercisable until terminated in accordance with Section 9 of the Plan, provided that (i) Section 9(iv) shall be applied without regard to the words
"or through discharge for cause," (ii) Sections 9(iii) and (iv) shall not be applicable and (iii) references in Section 9 to "employment" and "termination of employment" shall, for the purposes of Sections 20 and 21, refer to "service as a director" and "termination of service as a director."

     Payment of the exercise price of the shares to be purchased under options granted under Section 20 and 21 must be made in cash only (including check, bank draft or money order) at the time of exercise of such option.

     The provisions of Sections 20 and 21 shall control with respect to options granted under either Section 20 or 21, respectively, over any other inconsistent provisions of the Plan. It is intended that the provisions of Sections 20 and 21 shall not cause the Non-Employee Directors to cease to be considered Disinterested Persons and, as a result, the provisions of Sections 20 and 21 shall be interpreted to be consistent with the foregoing intent.

     Non-Employee Directors may not be granted options under the Plan other than pursuant to the provisions of Section 20 and 21. No Rights may be granted to Non-Employee Directors.

                           THE ST. PAUL COMPANIES, INC.

                          ANNUAL MEETING OF SHAREHOLDERS

                               TUESDAY, MAY 2, 2000
                                    2:00 P.M.

                           THE ST. PAUL COMPANIES, INC.
                              CORPORATE HEADQUARTERS
                              385 WASHINGTON STREET
                             ST. PAUL, MINNESOTA 55102









THE ST. PAUL COMPANIES, INC.
385 WASHINGTON STREET, ST. PAUL, MINNESOTA 55102                     PROXY FORM
-------------------------------------------------------------------------------

The undersigned appoints DOUGLAS W. LEATHERDALE and SANDRA ULSAKER WIESE, and each of them, as Proxies, each with the power to appoint his or her substitute, to represent and vote, as designated below, all shares of the undersigned at the 2000 Annual Meeting of Shareholders of The St. Paul Companies, Inc. at The St. Paul Companies, Inc. Corporate Headquarters, 385 Washington Street, St. Paul, Minnesota, at 2:00 p.m., Central Daylight Time, on Tuesday, May 2, 2000, and at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ST. PAUL COMPANIES, INC.

(IN ADDITION TO THE SHARES HELD IN THE NAME OF THE SHAREHOLDER(S), THE NUMBER OF SHARES SHOWN ON THE REVERSE SIDE HEREOF WILL INCLUDE ANY SHARES PURCHASED FOR THE SHAREHOLDER(S) IN ST. PAUL'S DIVIDEND REINVESTMENT PLAN AND HELD BY NORWEST BANK MINNESOTA, N. A. UNDER THE PLAN.)




                 SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                                          ----------------------
                                                          COMPANY #
                                                          CONTROL #
                                                          ----------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE VOTE OR INTERNET VOTE AUTHORIZES DOUGLAS W. LEATHERDALE AND SANDRA ULSAKER WIESE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY FORM.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
- Follow the simple instructions provided.

VOTE BY INTERNET -- http://www.eproxy.com/spc/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

- Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided.
- Or, return it to THE ST. PAUL COMPANIES, INC., c/o Shareowner Services-SM-, Norwest Bank Minnesota, P.O. Box 64873, St. Paul, MN 55164-0873.


     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY FORM
                            - PLEASE DETACH HERE -


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of Directors:      05 Pierson M. Grieve    10 Douglas W. Leatherdale    / /  Vote FOR       / /  Vote WITHHELD
    01 H. Furlong Baldwin       06 James E. Gustafson   11 Bruce K. MacLaury              all nominees        from all nominees
    02 John H. Dasburg          07 Thomas R. Hodgson    12 Glen D. Nelson
    03 W. John Driscoll         08 David G. John        13 Anita M. Pampusch
    04 Kenneth M. Duberstein    09 William H. Kling     14 Gordon M. Sprenger
                                                                                     --------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)             --------------------------------------

2.  To act on the proposal to ratify the selection of KPMG LLP as the                / / For     / / Against    / / Abstain
    independent auditors of the Company (the "Auditor Proposal").
3.  To act on the proposal to approve an amendment to the Company's Amended          / / For     / / Against    / / Abstain
    and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan Proposal").
4.  To transact such other business as may properly come before the meeting or       / / For     / / Against    / / Abstain
    any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL AND FOR ALL THE NOMINEES.

Address Change? Mark Box  / /  Indicate changes below                                   Date __________________________


                                                                                     --------------------------------------


                                                                                     --------------------------------------

                                                                                     Signature(s) in Box

                                                                                     Please sign exactly as your name(s)
                                                                                     appear on Proxy. If held in joint
                                                                                     tenancy, all persons must sign.
                                                                                     Trustees, administrators, etc., should
                                                                                     include title and authority. A
                                                                                     corporation should provide the full
                                                                                     corporate name and title of authorized
                                                                                     officer signing the proxy.